UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
THE J. M. SMUCKER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY SOLICITATION AND COSTS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
REPORT OF THE AUDIT COMMITTEE
SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES
COMMUNICATIONS WITH THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CONSULTING AND NON-COMPETE ARRANGEMENTS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
TOTAL SHAREHOLDER RETURN GRAPH
OWNERSHIP OF COMMON SHARES
APPROVAL OF THE J. M. SMUCKER COMPANY 2006 EQUITY COMPENSATION PLAN
EQUITY COMPENSATION PLAN INFORMATION
ANNUAL REPORT
2007 SHAREHOLDER PROPOSALS
OTHER MATTERS
”HOUSEHOLDING” OF PROXY MATERIALS
ELECTRONIC DELIVERY OF SMUCKER SHAREHOLDER COMMUNICATIONS
VOTING RIGHTS OF COMMON SHARES
Annex A THE J. M. SMUCKER COMPANY 2006 EQUITY COMPENSATION PLAN

THE J. M. SMUCKER COMPANY
STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280
July 10, 2006
Dear Shareholder:
      You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders at 11:00 a.m., Eastern Daylight Time, on Thursday, August 17, 2006, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio. A Notice of the Annual Meeting and the proxy statement follow. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
      If you were a shareholder of record as of the close of business on June 19, 2006, you will also find enclosed a proxy card or cards and an envelope in which to return the card(s). Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date, and return your enclosed proxy card(s), or vote over the phone or the Internet, at your earliest convenience. This will ensure representation of your common shares at the annual meeting if you are unable to attend. You may, of course, withdraw your proxy and change your vote prior to or at the Annual Meeting by following the steps described in the proxy statement. For more information concerning voting by proxy, please see the section of the proxy statement entitled “Questions and Answers About the Annual Meeting and Voting.”

Sincerely,

Chairman and	President and
Co-Chief Executive Officer	Co-Chief Executive Officer

THE J. M. SMUCKER COMPANY
STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, August 17, 2006

Time:	11:00 a.m., Eastern Daylight Time

Place:	Ohio Agricultural Research and Development Center, Fisher Auditorium 1680 Madison Avenue Wooster, Ohio 44691

Purpose:	1. To elect Directors to the class whose term of office will expire in 2009;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2007 fiscal year;

3. To approve The J. M. Smucker Company 2006 Equity Compensation Plan; and

4. To consider any other matter that may properly come before the meeting.

Who Can Vote:	Shareholders of record at the close of business on June 19, 2006

How Can You Vote:	Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience. You may also vote in person at the annual meeting.

Who May Attend:	All shareholders are cordially invited to attend the annual meeting.

Vice President, General Counsel and Secretary
Orrville, Ohio, July 10, 2006
Your vote is important. Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience.

THE J. M. SMUCKER COMPANY
STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 17, 2006
PROXY SOLICITATION AND COSTS
      The J. M. Smucker Company (the “Company” or “Smucker”) is furnishing this document to you in connection with the solicitation by the Board of Directors (the “Board”) of Smucker of the enclosed form of proxy for its August 17, 2006 annual meeting. In addition to solicitation by mail, the Company may solicit proxies in person, by telephone, facsimile, or e-mail. Also, the Company has engaged a professional proxy solicitation firm, D. F. King & Co., Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $9,000, plus expenses, for its services and will bear all costs of the proxy solicitation.
      The Company pays for the preparation and mailing of the Notice of Annual Meeting and proxy statement. Smucker has also made arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of this proxy statement and other meeting materials to the beneficial owners of its common shares at its expense. This proxy statement is dated July 10, 2006, and is first being mailed to Smucker shareholders on or about July 10, 2006.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is a proxy?
      A proxy is your legal designation of another person (the “proxy”) to vote the common shares you own. By completing and returning the enclosed proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you indicate on the proxy card(s).
Why did I receive more than one proxy card?
      You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust or other nominee and should return your proxy card to them pursuant to their directions. You should complete, sign, date, and return your proxy card(s), or vote by telephone or by using the Internet as described in each proxy card you receive.
What is the record date and what does it mean?
      The Company’s Board of Directors established June 19, 2006 as the record date for the annual meeting of shareholders to be held on August 17, 2006. Shareholders who own common shares of Smucker at the close of business on the record date are entitled to notice of and to vote at the annual meeting.
What is the difference between a “registered shareholder” and a “street-name” holder?
      These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare Investor Services, Smucker’s transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “street-name” holder.
How many common shares are entitled to vote at the meeting?
      As of the record date, there were 57,140,448 common shares outstanding and entitled to vote at the annual meeting.
How many votes must be present to hold the annual meeting?
      A majority of Smucker’s outstanding common shares as of the June 19, 2006 record date must be present in person or by proxy in order for the Company to hold the annual meeting. This majority of outstanding common shares is referred to as a quorum. For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxy cards that are marked “abstain” are known as “abstentions.” Properly signed proxies that are held in street name (e.g., by a broker, bank, trust or other nominee) and not voted on one or more of the items before the annual meeting, but are otherwise voted on at least one item, are known as “broker non-votes.”
      Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, except for Proposal 3, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. With regard to Proposal 3, abstentions and broker non-votes will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% in interest of all securities entitled to vote on the proposal. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.
Who will count the votes?
      A representative from Computershare Investor Services, Smucker’s transfer agent, will determine if a quorum is present and tabulate the votes and serve as the Company’s inspector of election at the annual meeting.
What vote is required to approve each proposal?
      Proposal 1: The four candidates receiving the greatest number of votes, based upon one vote for each common share owned as of the record date, will be elected. Votes withheld in respect of any candidate in the election of Directors will have no impact on the election.
      Proposal 2: The affirmative vote of the holders of at least a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to ratify the Audit Committee’s appointment of the Independent Registered Public Accounting Firm (hereinafter referred to as the “independent auditors”). As discussed in more detail elsewhere in this proxy statement, the Audit Committee does not presently intend to reconsider its appointment of the Independent Registered Public Accounting Firm unless the proposal receives the affirmative vote of less than a majority of the votes cast at the meeting.
      Proposal 3: The proposal to approve The J. M. Smucker Company 2006 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast at the meeting, giving effect to the ten-votes-per-share provision of Smucker’s Amended and Restated Articles of Incorporation, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How do I vote my common shares?
      If you are a registered shareholder, you can vote your proxy in the following manner:

•	by attending the annual meeting and voting; or

•	by completing, signing, dating, and returning the enclosed proxy card(s); or

•	by calling the toll-free telephone number indicated on your proxy card(s); or

•	by using the Internet as described on your proxy card(s).
      Please refer to the specific instructions set forth on the enclosed proxy card(s).
      If you hold your common shares in street name, your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your common shares.
Can I change my vote after I have mailed in my proxy card?
      Yes, if you are a registered shareholder, you may revoke your proxy in any of the following ways:

•	sending a written notice to the corporate secretary of Smucker, provided that the written notice is received prior to the annual meeting and states that you revoke your proxy;

•	signing and dating a new, later-dated proxy card(s) and submitting that proxy card to Computershare Investor Services so that it is received prior to the annual meeting;

•	voting by telephone or using the Internet prior to the annual meeting in accordance with the instructions included with the proxy card(s); or

•	attending the annual meeting and voting in person.
      Your mere presence at the annual meeting will not revoke your proxy. You must take affirmative action in order to revoke your proxy.
      If your common shares are held in street name, you must contact your broker, bank, trust or other nominee in order to revoke your proxy. If you wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy obtained from your broker, bank, trust or other nominee to the annual meeting in order to vote in person.
What are the Board’s recommendations on how I should vote my common shares?
      The Board recommends that you vote your common shares as follows:
      Proposal 1 — FOR the election of the four Board of Directors nominees with terms expiring at the 2009 Annual Meeting of Shareholders.
      Proposal 2 — FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of Smucker for the 2007 fiscal year.
      Proposal 3 — FOR the approval of The J. M. Smucker Company 2006 Equity Compensation Plan.
Who may attend the meeting?
      All shareholders are eligible to attend the meeting; however, only those shareholders of record at the close of business on June 19, 2006 are entitled to vote at the meeting.
Do I need an admission ticket to attend the meeting?
      Tickets are not required to attend the meeting. If you are a registered shareholder, properly mark your proxy card to indicate that you will be attending the meeting. If you hold your shares in nominee or street name, you are required to bring evidence of share ownership to the meeting (e.g., account statement, broker verification).

What type of accommodations can the Company make at the annual meeting for people with disabilities?
      The Company can provide reasonable assistance to help you participate in its annual meeting if you tell the corporate secretary about your disability and how you plan to attend. Please call or write the corporate secretary of Smucker at least two weeks before the annual meeting at 330-684-3838 or Strawberry Lane, Orrville, Ohio 44667.
Does Smucker have cumulative voting?
      Under Ohio law, all of the common shares may be voted cumulatively in the election of Directors if a shareholder of record wishing to exercise cumulative voting rights provides written notice to the Company’s president, one of its vice presidents, or the corporate secretary not less than 48 hours before the time of the meeting if notice of the meeting has been given at least ten days before the meeting. The notice must state that the shareholder desires that the voting at the election be cumulative. Also, an announcement of the Company’s receipt of the shareholder’s intent to exercise cumulative voting rights must be made when the meeting is convened by the chairman or the corporate secretary or by or on behalf of the shareholder giving the notice. Under cumulative voting, the number of votes to which each shareholder otherwise is entitled is multiplied by the number of Directors to be elected, and the shareholder then may cast that aggregate number of votes all for one nominee, or may divide them out among the nominees as the shareholder deems appropriate.
      The Company intends to vote all proxies solicited whether or not there is cumulative voting at the meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his, her or its proxy card, all votes represented by proxy cards will be divided evenly among the nominees named in this document, unless it appears that voting in that way would not be effective to elect all of those nominees. In that case, the votes represented by proxies will be cast as recommended by the Board of Directors at the annual meeting so as to maximize the number of nominees elected.

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)
      Unless instructed otherwise, the proxies intend to vote FOR the election of Paul J. Dolan, Nancy Lopez, Gary A. Oatey, and Timothy P. Smucker, as Directors, each for a term of three years. Messrs. Paul J. Dolan, Gary A. Oatey and Timothy P. Smucker, comprise the class of Directors whose term of office expires this year and whose members are standing for re-election at the 2006 annual meeting. Ms. Lopez has been nominated by the Board to stand for election at the 2006 annual meeting.
      After many years of distinguished service, Fred A. Duncan and Charles S. Mechem, Jr. will be retiring from the Board at the August 2006 Board meeting. The Company appreciates Mr. Duncan’s and Mr. Mechem’s years of service and thanks them for their guidance during their tenure with the Board.
      In the event of the death or inability to act of any of the nominees for Directors, the proxy with respect to such nominee or nominees will be voted for such other person or persons as the Board of Directors may recommend. The Company has no reason to believe that the persons listed as nominees for Directors will be unable to serve.
      The members of the Board of Directors, including those who are nominees for election, with information as to each of them based on data furnished to the Company by these persons as of June 30, 2006, are as follows:
Nominees For Election as Directors Whose Proposed Terms Would Expire at the 2009 Annual Meeting

PAUL J. DOLAN	Mr. Dolan, 47, has been a director since April 2006. He has been the president of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since January 2004, after having served as vice president and general counsel of the Indians, since February 2000. Prior to joining the Indians, Mr. Dolan had been a partner at the law firm of Thrasher, Dinsmore & Dolan, since 1992. He also serves as chairman and chief executive officer of Fastball Sports Productions, LLC, a sports media company. Mr. Dolan is a member of the Executive Compensation Committee. The Company sponsors several advertising and promotional activities with the Cleveland Indians’ organization.

NANCY LOPEZ	Ms. Lopez, 49, has been nominated by the Board of Directors to stand for election at the 2006 annual meeting of shareholders. In 2000, Ms. Lopez founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment for women. Ms. Lopez is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (LPGA) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. In 2003, Ms. Lopez was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women. If elected, Ms. Lopez will be a member of the Nominating and Corporate Governance Committee.

GARY A. OATEY	Mr. Oatey, 57, has been a Director since January 2003. He has been the chairman and chief executive officer of Oatey Co., a privately owned manufacturer of plumbing products, since January 1995. Mr. Oatey also is a director of Shiloh Industries, Inc., a manufacturer of engineered metal products for the automotive and heavy truck industries. Mr. Oatey is a member of the Nominating and Corporate Governance Committee.

TIMOTHY P. SMUCKER	Mr. Smucker, 62, has been a Director since 1973. He has been the Company’s chairman since 1987 and co-chief executive officer since February 2001. Mr. Smucker also is a director of Dreyer’s Grand Ice Cream Inc., a manufacturer and distributor of premium ice cream products; and Hallmark Cards, Incorporated, a marketer of greeting cards and other personal expression products. Mr. Smucker is a member of the management board of GS1, a global standards organization with member organizations in over 100 countries, and is also a member of the board of governors of GS1 U.S. Mr. Smucker is the brother of Richard Smucker, the father of Mark Smucker and the uncle of Paul Smucker Wagstaff, the latter two being vice presidents of Smucker.
Directors With Terms Expiring at the 2006 Annual Meeting

FRED A. DUNCAN	Mr. Duncan, 60, has been a Director since April 1999. He has been the Company’s senior vice president, special markets, since February 2004. Prior to that, he was vice president, special markets, since November 2001, and vice president and general manager, industrial market, of the Company, since February 1995. Mr. Duncan also is a director of Bush Brothers and Company, a food processing and manufacturing company.

CHARLES S. MECHEM, JR.	Mr. Mechem, 75, has been a Director since 1982. He retired as chairman of Convergys Corporation, a provider of customer management products and services, in 2000, a post he was elected to in 1996. He has been commissioner emeritus of the Ladies Professional Golf Association, since 1995. He also is a director of the Ladies Professional Golf Association; Royal Associates, Inc., a manufacturer of steel golf shafts; and Messer Construction Company, a regional construction company. Mr. Mechem is Chair of the Nominating and Corporate Governance Committee and a member of the Executive Compensation Committee.

Directors With Terms Expiring at the 2007 Annual Meeting

KATHRYN W. DINDO	Ms. Dindo, 57, has been a Director since February 1996. She has been vice president since 1998 and chief risk officer since November 2001 of FirstEnergy Corp., a utility holding company. Prior to that time, she was vice president and controller of Caliber System, Inc., a subsidiary of FDX Corporation, a transportation services company, since January 1996. Ms. Dindo also is a director of Bush Brothers and Company, a food processing and manufacturing company. Ms. Dindo is Chair of the Audit Committee and a member of the Executive Compensation Committee. The Company purchases utility services, electricity and natural gas, from FirstEnergy and its affiliates.

RICHARD K. SMUCKER	Mr. Smucker, 58, has been a Director since 1975. He has been the Company’s president since 1987, co-chief executive officer, since February 2001 and chief financial officer from June 2003 until January 2005. Mr. Smucker also is a director of Wm. Wrigley Jr. Company, a manufacturer of confectionery, primarily chewing gum, products; The Sherwin-Williams Company, a manufacturer of coatings and related products; and serves as an advisor to the board of directors of Buttonwood Capital Partners, an asset management firm. In addition, he has been on the board of trustees of Miami University (Ohio) since May 2003. Mr. Smucker is the brother of Tim Smucker and the uncle of both Mark Smucker and Paul Smucker Wagstaff, the latter two being vice presidents of the Company.

WILLIAM H. STEINBRINK	Mr. Steinbrink, 63, has been a Director since 1994. He served as interim president of Wittenberg University (Ohio) from June 1, 2004, through June 30, 2005. Prior to that time, he had been associated with the law firm of Jones Day, since September 2001. Mr. Steinbrink is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. Mr. Steinbrink is a member of the Nominating and Corporate Governance Committee. Jones Day has provided legal services on behalf of Smucker on a variety of matters, and it is anticipated that Jones Day will continue to provide services to the Company.

Directors With Terms Expiring at the 2008 Annual Meeting

VINCENT C. BYRD	Mr. Byrd, 51, has been a Director since April 1999. He has been the Company’s senior vice president, consumer market, since February 2004. Prior to that time, he was vice president and general manager, consumer market, of the Company, since January 1995. Mr. Byrd also is a director of Spangler Candy Company, a manufacturer of confectionery products; and Myers Industries, Inc., an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets.

R. DOUGLAS COWAN	Mr. Cowan, 65, has been a Director since January 2003. He has been the chairman and chief executive officer of The Davey Tree Expert Company, an employee-owned company providing horticultural services throughout the United States and Canada, since May 1997. Mr. Cowan also serves as chairman of the board of trustees of Kent State University and as trustee of the board of trustees of Northeastern Ohio Universities College of Medicine. Mr. Cowan is a member of the Audit Committee. The Company purchases tree maintenance related services from The Davey Tree Expert Company.

ELIZABETH VALK LONG	Ms. Long, 56, has been a Director since May 1997. She was executive vice president of Time Inc., the magazine publishing subsidiary of Time Warner Inc., from May 1995 until her retirement in August 2001. She also is a director of Steelcase Inc., a furniture and office systems manufacturer; and Belk, Inc., a large, privately owned department store chain in the United States. Ms. Long is Chair of the Executive Compensation Committee and a member of the Audit Committee.
The Board of Directors recommends a vote FOR each of the nominees for election to the Board of Directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
      The Company’s corporate governance guidelines are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The corporate governance guidelines provide in pertinent part that:

•	a majority of Directors shall be “independent,” as set forth under the rules of the New York Stock Exchange, the Securities and Exchange Commission, and as further set forth in the corporate governance guidelines;

•	all members of the Nominating and Corporate Governance Committee, the Executive Compensation Committee and the Audit Committee shall be “independent” and that there shall be at least three members on each such Committee;

•	the “independent” Directors shall meet in executive session on a regular basis in conjunction with regularly scheduled Board meetings and such meetings shall be chaired by the Nominating and Corporate Governance Committee Chair;

•	the Board and each Committee of the Board will conduct an annual self-evaluation; and

•	the corporate secretary of Smucker shall provide all new Directors with materials and training in Smucker’s new director orientation program.
      The Company’s corporate governance guidelines are posted on its website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.
Shareholder Recommendations For Director Nominees
      The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified candidates to the Board for nomination. The Committee considers all suggestions for membership on the Board of Directors, including nominations made by the Company’s shareholders. Shareholders’ nominations for Directors must be made in writing, must include the nominee’s written consent to the nomination and detailed background information sufficient for the Committee to evaluate the nominee’s qualifications. Nominations should be submitted to the corporate secretary at The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The corporate secretary will then forward nominations to the Chair of the Nominating and Corporate Governance Committee. All recommendations must include qualifications which meet, at a minimum, the following criteria:

•	candidates must be committed to the Company’s basic beliefs and shall possess integrity, intelligence, and strength of character;

•	nonemployee Director candidates must meet the independence requirements set forth below under the heading “Director Independence”;

•	candidates must have significant experience in a senior executive role, together with knowledge of corporate governance issues and a commitment to attend Board meetings and related Board activities; and

•	candidates must not have any affiliations or relationships which could lead to a real or perceived conflict of interest.
      When filling a vacancy on the Board, the Nominating and Corporate Governance Committee shall consider such additional factors as it deems appropriate. Smucker does not currently pay fees to any third party to assist in identifying and evaluating candidates for the Board of Directors.

Director Independence
      Smucker requires that a majority of its Directors be “independent” as defined by the rules of the New York Stock Exchange, the Securities and Exchange Commission, and may in the future amend its corporate governance guidelines to establish such additional criteria as the Board may determine to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that the following seven Directors are independent Directors: R. Douglas Cowan, Kathryn W. Dindo, Paul J. Dolan, Elizabeth Valk Long, Charles S. Mechem, Jr., Gary A. Oatey, and William H. Steinbrink.
      In general, “independent” means that a Director has no material relationship with Smucker or any of its subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management.
      The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.
      The following standards will be applied by the Board of Directors of Smucker in determining whether individual Directors qualify as “independent” under the rules of the New York Stock Exchange. References to Smucker include its consolidated subsidiaries.

•	No Director will be qualified as independent unless the Board of Directors affirmatively determines that the Director has no material relationship with Smucker, either directly or as a partner, shareholder or officer of an organization that has a relationship with Smucker. Smucker will disclose these affirmative determinations.

•	No Director who is a former employee of Smucker can be independent until three years after the end of his or her employment relationship with Smucker.

•	No Director whose immediate family member is, or has been within the last three years, an executive officer of Smucker, can be independent.

•	No Director who received, or whose immediate family member has received, more than $100,000 in any twelve-month period in direct compensation from Smucker, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period in such compensation.

•	No Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Smucker can be independent until three years after the end of the affiliation or the employment or auditing relationship.

•	No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Smucker’s present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

•	No Director who is an employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, Smucker for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues can be independent until three years after falling below such threshold.

•	No Director can be independent if Smucker has made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by Smucker to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

      The value of the services purchased from Jones Day in fiscal year 2006 does not exceed the greater of $1,000,000 or 2% of Jones Day’s consolidated gross revenues.
      The value of the services, electricity and natural gas, purchased from FirstEnergy and its affiliates in fiscal year 2006 does not exceed the greater of $1,000,000 or 2% of FirstEnergy’s consolidated gross revenues.
      The value of advertising and promotional activities sponsored with the Cleveland Indians’ organization in fiscal year 2006 does not exceed the greater of $1,000,000 or 2% of the Cleveland Indians’ gross revenues.
      The value of the services purchased from The Davey Tree Expert Company in fiscal year 2006 does not exceed the greater of $1,000,000 or 2% of The Davey Tree Expert Company’s consolidated gross revenues.
Communications with the Board
      Interested parties who wish to communicate with members of the Board as a group, with nonemployee Directors as a group, or with individual Directors, may do so by writing to Board Members c/o corporate secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Directors have requested that the corporate secretary act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees of the Board will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at Smucker. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.
Policy on Ethics and Conduct
      Ethics is one of Smucker’s Basic Beliefs and, as a Basic Belief, is fundamental to Smucker’s business. Smucker emphasizes that ethical conduct is vital to ensure successful, sustained business relationships.
      Smucker’s Policy on Ethics and Conduct applies to all employees and Directors of the Company, its subsidiaries, and its affiliates. The policy details specifics concerning the manner in which employees and Directors are expected to conduct themselves and, imposes on each person the responsibility for making ethical choices.
      Any changes to this policy and any waivers of this policy for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board, or by a committee of the Board, to which authority to issue such waivers has been delegated by the Board. Any such waivers will be promptly disclosed to the public, as required by applicable law. Waivers of this policy for any other employee may be made only by an authorized officer of the Company. Waivers of the Policy on Ethics and Conduct will be disclosed on the Company’s website at www.smuckers.com.
      The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.
      The Board has established means for employees to report violations of the policy either with their manager or supervisor, or with the general counsel. Reports to the general counsel may be made in writing, by phone, or in person, and may be submitted anonymously through the Company’s hotline.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS
Board of Directors
      During the 2006 fiscal year, there were four meetings of the Company’s Board of Directors. All Directors are required to, and did, attend at least 75% of the total number of Board and Committee meetings for which they were eligible. Additionally, all Directors attended the August 2005 annual meeting, with the exception of Mr. Dolan who was elected to the Board in April 2006. The Board of Directors has a Nominating and Corporate Governance Committee, an Executive Compensation Committee, and an Audit Committee.
      All of the Committees are comprised entirely of independent Directors in accordance with the New York Stock Exchange listing standards. Charters for each Committee are posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The table below shows members of each of the Committees during fiscal year 2006. If elected to the Board, Ms. Lopez will serve on the Nominating and Corporate Governance Committee. Upon Mr. Mechem’s retirement from the Board, Mr. Oatey will become Chair of the Nominating and Corporate Governance Committee.

	Nominating and Corporate		Executive Compensation
Name	Governance Committee		Committee		Audit Committee

R. Douglas Cowan					X
Kathryn W. Dindo			X		X	(Chair)
Paul J. Dolan (effective April 2006)			X
Elizabeth Valk Long			X	(Chair)	X
Charles S. Mechem, Jr.	X	(Chair)	X
Gary A. Oatey	X
William H. Steinbrink	X
Director Compensation
      Directors who are employees of Smucker receive no compensation for their services as a Director. In fiscal year 2006, the Company’s nonemployee Directors were eligible to receive the following compensation for their services:

Fiscal 2006

• Annual Retainer	$30,000	per year
• Annual Retainer for Committee Chair	$4,000	per year
• Attendance Fee for Board Meetings	$1,500	per meeting
• Attendance Fee for Committee Meetings	$1,200	per meeting
• Annual Grant of Stock Options	2,000	stock options per nonemployee Director, granted each September
• Annual Grant of Deferred Stock Units	400	deferred stock units per nonemployee Director joining the Board after January 1, 1997, granted each August (with a maximum lifetime grant of 6,000 units)
      During fiscal year 2006, nonemployee Directors elected to receive all or 50% of their annual retainer and committee fees in the form of deferred stock units under Smucker’s Amended and Restated Nonemployee Director Stock Plan, which was approved by shareholders at the August 2004 annual meeting. All deferred stock units, together with dividends credited on those deferred stock units, are paid out in the form of common shares upon termination of service as a nonemployee Director.

      In 2001, the shareholders of Smucker approved the implementation of a Nonemployee Director Stock Option Plan. The plan is designed to provide additional compensation for nonemployee Directors of Smucker and to attract and retain candidates of the highest quality to serve on the Board. At the April 2004 meeting of the Executive Compensation Committee, the Committee, as part of the compensation structure set forth in the above summary, approved an increase in the annual grant of stock options (made annually in September) to each eligible nonemployee Director from 1,500 options to 2,000 options, unless otherwise determined by the Executive Compensation Committee. Such increase in options was effective for fiscal year 2005. The options granted under this plan vest fully six months after the date of grant and have a term of ten years.
      At its April 2006 meeting, the Executive Compensation Committee and the Board of Directors approved an increase in the compensation paid to its nonemployee Directors effective October 1, 2006. The increase in compensation paid to nonemployee Directors is based on a review of director compensation conducted by the Company’s outside compensation consultant, concurrent with the Company’s biannual range review of executive compensation. This independent review of directors’ compensation was compared to a peer group of food industry companies. Based on this independent data, a decision was made to increase the pay for Smucker’s nonemployee Directors to provide compensation more competitive to relative current market conditions. After implementation of these increases, Director compensation will be at the 52nd percentile of its peer group. Effective October 1, 2006, compensation for nonemployee Directors will be as follows:

Fiscal 2007 (effective October 1, 2006)

• Annual Retainer	$40,000	per year
• Annual Retainer for Committee Chair (except Audit Committee)	$5,000	per year
• Annual Retainer for Audit Committee Chair	$10,000	per year
• Attendance Fee for Board Meetings	$1,500	per meeting
• Attendance Fee for Committee Meetings	$1,500	per meeting
• Annual Grant of Deferred Stock Units	$60,000	worth deferred stock units granted annually in October
      The annual grant of deferred stock units having a value of $60,000 will be issued out of The J. M. Smucker Company 2006 Equity Compensation Plan, subject to shareholder approval of the Plan. All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of services as a nonemployee Director.
      Smucker provides transportation to and from Board and Committee meetings for its nonemployee Directors via the Company’s aircraft or commercial airlines as appropriate. Periodically, a Director’s spouse will be included in these transportation arrangements. The total cost of transportation for spouses of nonemployee Directors for fiscal year 2006 was less than $10,000.
      The Board does not have specific guidelines for share ownership by Directors, but believes that the ownership of the Company’s common shares shall be a matter of conscience for each Director and encourages each Director to own a reasonable number of Smucker common shares.
Executive Sessions and Presiding Director
      In its 2006 fiscal year, the Board held three regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Company’s corporate governance guidelines as in effect during the 2006 fiscal year, these meetings were chaired by the Chair of the Nominating and Corporate Governance Committee and were held in conjunction with regularly scheduled meetings of the Board. There is no executive session held on the day of the annual shareholders’ meeting, unless otherwise specifically requested by a Director.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee has three members and met three times during the 2006 fiscal year. The principal functions of this Committee include:

•	developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors;

•	considering and proposing Director nominees for election at the annual meeting;

•	selecting candidates to fill Board vacancies as they may occur;

•	making recommendations to the Board regarding Board committee memberships;

•	considering key management succession planning issues as presented annually by management;

•	developing and generally monitoring the Company’s corporate governance guidelines and procedures; and

•	performing other functions or duties deemed appropriate by the Board.
      The Nominating and Corporate Governance Committee charter is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Nominating and Corporate Governance Committee believes this charter is an accurate and adequate statement of the Committee’s responsibilities and the Committee will review this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.
Executive Compensation Committee
      The Executive Compensation Committee currently has four members, including Mr. Dolan, who joined the Board in April 2006, and Mr. Mechem, who will be retiring from the Board in August 2006. The Committee met four times during the 2006 fiscal year. The principal functions of this Committee include:

•	establishing, implementing and regularly reviewing the Company’s compensation philosophy;

•	determining the total compensation packages and performance goals of Smucker executives;

•	assuring that the total compensation paid to Smucker executives is fair, equitable and competitive, based on an internal review and comparison to peer companies;

•	approving and administering the terms and policies of Smucker’s restricted stock program and all long-term incentive compensation programs for key executives;

•	approving and administering the terms and policies of Smucker’s management incentive program;

•	considering employee benefit programs generally; and

•	reviewing the compensation paid to nonemployee Directors of the Board and making recommendations, as appropriate.
      The Executive Compensation Committee operates under a written charter, which was revised in January 2005. This charter is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Executive Compensation Committee believes the charter is an accurate and adequate statement of the Committee’s responsibilities. The Committee will review this charter on an annual basis to confirm that it continues to be an accurate statement of such responsibilities. A more detailed report of the Executive Compensation Committee is set forth below under the heading “Report of the Executive Compensation Committee.”

Audit Committee
      The Audit Committee has three members and met nine times during the 2006 fiscal year, including four telephonic meetings, during the 2006 fiscal year to review Smucker’s quarterly filings on Form 10-Q and annual filing on Form 10-K. The principal functions of this Committee include:

•	annual determination that at least one of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes-Oxley Act of 2002;

•	reviewing annually the financial literacy of each of its members, as required by the New York Stock Exchange;

•	reviewing with the independent auditors of Smucker the scope and thoroughness of the auditors’ examination and considering recommendations of the independent auditors;

•	appointing the independent auditors and approving their fees for the year;

•	reviewing the sufficiency and effectiveness of Smucker’s system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 with the Company’s financial officers, the independent auditors, and, to the extent the Committee deems necessary, legal counsel;

•	reviewing and discussing Smucker quarterly and annual filings on Form 10-Q and Form 10-K, respectively;

•	reviewing and approving the charter for Smucker’s internal audit function, the annual internal audit plan, and summaries of recommendations; and

•	performing other functions or duties deemed appropriate by the Board.
      As part of her responsibilities, the Chair of the Audit Committee meets quarterly with Smucker management and independent auditors to review earnings release information.
      In addition, the Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the New York Stock Exchange, and determined that each of its members meet the criteria established by the stock exchange. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in the Sarbanes-Oxley Act of 2002 and determined that two of its members, Kathryn W. Dindo and R. Douglas Cowan, satisfy the criteria of an audit committee financial expert under the Act. The Board of Directors adopted a resolution at its April 2006 meeting designating Ms. Dindo and Mr. Cowan as “financial experts,” within the meaning of the Sarbanes-Oxley Act of 2002.
      A more detailed report of the Audit Committee is set forth below under the heading “Report of the Audit Committee.” The Audit Committee operates under a written charter, which was revised in January 2005. This charter is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Audit Committee believes the charter is an accurate and adequate statement of the Audit Committee’s responsibilities. The Audit Committee will review this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, and serves as the primary communication link between the Board of Directors as the representative of the shareholders, on the one hand, and the Company’s Independent Registered Public Accounting Firm, Ernst & Young, LLP, and the Company’s internal auditors, on the other hand. Management has the primary responsibility for financial statements and the reporting process, including the systems of internal control.
      In fulfilling its responsibilities, the Audit Committee reviewed with management the financial statements and related disclosures included in Smucker’s quarterly reports on Form 10-Q, and the audited financial statements and related financial statement disclosures included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006. Also, the Audit Committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of Smucker’s accounting principles. The Audit Committee’s review with the independent auditors included a discussion of other matters required under U.S. generally accepted auditing standards, including those matters required by the Statement on Auditing Standards No. 61, Communication With Audit Committees, and by the Sarbanes-Oxley Act of 2002.
      The Audit Committee received the written disclosures from the independent auditors required by the Independence Standards Board Statement No. 1, and has discussed those disclosures with the independent auditors. The Audit Committee also has considered the compatibility of non-audit services with the auditors’ independence.
      The Audit Committee discussed with Smucker’s internal and independent auditors the overall scope and plans for their respective audits and reviewed Smucker’s plans for compliance with the management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal and independent auditors to discuss the results of the auditors’ examinations, their evaluation of Smucker’s internal controls, including a review of the disclosure control process as well as the overall quality of Smucker’s financial reporting. The Audit Committee, or the Committee Chair, also preapproved services provided by Ernst & Young LLP during the 2006 fiscal year.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Smucker’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006. The Audit Committee authorized the appointment of Ernst & Young LLP as Smucker’s Independent Registered Public Accounting Firm for the 2007 fiscal year.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
R. Douglas Cowan
Elizabeth Valk Long

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The following table summarizes the aggregate fees, including out of pocket expenses, billed by Ernst & Young LLP for the years ended April 30, 2006 and 2005:

	2006	2005

Audit Fees(1)	$1,662,900	$1,647,000
Audit-Related Fees(2)	1,500	0
Tax Fees(3)	888,000	779,300
All Other Fees	0	0

Total Fees	$2,552,400	$2,426,300

(1)	Audit fees primarily relate to (i) the audit of the Company’s consolidated financial statements as of and for the years ended April 30, 2006 and 2005, including statutory audits of certain international subsidiaries; (ii) the assessment of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and (iii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2006 and 2005.

(2)	Audit-related fees are for the Company’s subscription to on-line research services.

(3)	Tax fees are primarily for tax work in connection with the Company’s realignment of its legal entity structure and for tax compliance, preparation, and planning services.
AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES
      The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the independent auditors be preapproved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. The Audit Committee’s preapproval identifies the particular type of service and is subject to a specific engagement authorization.
      Should it be necessary to engage the independent auditors for additional, permitted services between scheduled Committee meetings, the Chair of the Audit Committee has been delegated the authority to approve up to $200,000 for additional services for a specific engagement. The Committee Chair then reports such preapproval at the next meeting of the Audit Committee. The approval policies and procedures of the Committee do not include delegation of the Audit Committee’s responsibility to management.
      All of the services described above were approved by the Audit Committee or the Committee Chair before Ernst & Young LLP was engaged to render the services or otherwise in accordance with the approval process adopted by the Audit Committee.
COMMUNICATIONS WITH THE AUDIT COMMITTEE
      The Company’s Policy on Ethics and Conduct has established procedures for confidential, anonymous complaints by employees and from third parties received by Smucker regarding accounting, internal accounting controls or auditing matters. The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2 on proxy card)
      The Audit Committee has appointed Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 30, 2007. The Audit Committee has requested that the shareholders ratify this decision. Ernst & Young LLP has served as Smucker’s independent auditors since 1955.
      The Audit Committee’s selection of the Company’s Independent Registered Public Accounting Firm is not required by Smucker’s Code of Regulations or otherwise to be submitted to a vote of the shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the Company’s independent auditors. However, Smucker’s Board of Directors is submitting the selection of Ernst & Young LLP to shareholders for ratification as a matter of good corporate practice. In light of that fact, while Smucker’s Code of Regulations provides that actions of the Directors may be ratified by the affirmative vote of a majority of the outstanding shares, the Audit Committee does not presently intend to reconsider whether to retain Ernst & Young LLP based upon the results of this vote unless the proposal fails to receive a majority of the votes cast at the meeting. If the Audit Committee determines to reconsider this appointment, it may retain that firm or another without re-submitting the matter to shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
      A representative of Ernst & Young LLP will be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of Smucker’s financial statements and records for the fiscal year ended April 30, 2006.

The Board of Directors recommends a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s
Independent Registered Public Accounting Firm.
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
      The Executive Compensation Committee of the Board of Directors is composed of four independent Directors, all of whom meet the independence requirements of the New York Stock Exchange. Mr. Dolan was appointed to the Executive Compensation Committee at the time of his election to the Board in April 2006. The first Executive Compensation Committee meeting Mr. Dolan attended was the June 13, 2006 meeting. The Executive Compensation Committee is responsible for establishing, overseeing and reviewing Smucker’s executive compensation policies and the compensation and benefits for executive officers of Smucker on an annual basis. The Executive Compensation Committee evaluates Smucker’s performance and all compensation paid to its executive officers on an ongoing basis.
Compensation Philosophy
      The Executive Compensation Committee believes that an effective executive compensation program must have two parts.
      First, the compensation program should have a cash component that is competitive enough to retain highly qualified executives while also providing performance-based incentives. The Committee believes that Smucker’s base salary structure, management incentive plan, supplemental executive retirement plan, and voluntary deferred compensation plan combine to meet these requirements.

      Second, the compensation program should have an equity-based component in order to provide long-term incentives and ensure that management’s long-term interests are aligned with those of other Smucker shareholders. The equity-based components of the compensation program are currently provided by the Restricted Stock Bonus Plan, the 1987 Stock Option Plan, and the 1998 Equity and Performance Incentive Plan, as amended and restated effective as of June 6, 2005. If approved by the shareholders, The J. M. Smucker Company 2006 Equity Compensation Plan, attached hereto as Annex A, will replace each of the plans noted above.
Outside Compensation Consultant
      To assist it in fulfilling its obligations, the Committee works with a nationally recognized compensation consulting firm that routinely advises the Committee on matters that come before it and provides the Committee independent analysis regarding competitive market-based salaries for key officers. The Committee meets with its outside consultant on a regular basis and in executive session upon the request of the Committee. The Committee’s outside consultant also provides services for the Company with respect to various other compensation matters.
Salaries
      Base compensation for all salaried positions at Smucker, including executive officers, is determined by reference to individual performance and position within the salary range for the particular job classification. Smucker’s human resources department develops the salary ranges and classifications with assistance from outside consultants to ensure that the overall salary structure and benefit package remains competitive. Smucker’s goal with regard to salaries and total compensation is to provide a structure that is competitive with other comparably sized companies.
      Smucker generally targets its salary ranges at approximately the median of companies with comparable revenues across a broad spectrum of industries, and the ranges approved by the Executive Compensation Committee for the current fiscal year are consistent with that target goal.
      Although the salary ranges for the officers are recommended by the human resources department based on its own research and the advice of outside consultants, the salary ranges for all officers, including executive officers, are regularly reviewed by the Committee and are subject to its approval, as are any changes to an individual officer’s salary grade level. The Committee also reviews, on an annual basis, the perquisites provided to the Company’s officers.
      No less often than every other year, the Executive Compensation Committee requests that its outside compensation consultant conduct a formal review of appropriate salary ranges, as well as management incentive plan target ranges and equity-based compensation for officers of Smucker. In 2006, the outside compensation consultant to the Committee conducted a full review of salaries for officers of Smucker. This review included a formal analysis of pay levels based on companies with comparable revenues across a broad spectrum of industries. The resulting study, presented to the Committee at its April 2006 meeting, indicated that the salary ranges for officers of Smucker were below the median of similarly sized companies, while management incentive bonuses and equity-based compensation opportunities were in line with the Company’s market median pay target. Based upon the conclusions of the outside consultant’s report, the Executive Compensation Committee, in April 2006, approved revised salary ranges for officers of Smucker to be effective May 1, 2006.
      Management’s salary recommendations for individual officers of Smucker, including executive officers, are submitted to the Executive Compensation Committee for consideration at its April meeting. These recommendations generally are based upon the salary increase guidelines that have been determined by management for all corporate salaries as part of the planning and budgeting process for the coming fiscal year.
      Tim Smucker, Smucker’s Chairman, and Richard Smucker, Smucker’s President, operate jointly as Co-Chief Executive Officers. Management submitted no recommendation concerning a salary increase for Tim

Smucker or Richard Smucker. The Committee respected the request of the Co-Chief Executive Officers that their increases be less than the Company’s salary increase guidelines and less than the level of increases suggested for the officer group as a whole so as to allow additional salary increases for certain individuals demonstrating superior performance while remaining within corporate salary increase guidelines. As a result, the Executive Compensation Committee determined that each of them should be given a salary increase of 2.9% for fiscal 2007.
      Factors considered when assessing executive officers’ performance for salary compensation purposes, including Tim Smucker and Richard Smucker, include, in no particular order:

•	Smucker’s sales and earnings results;

•	market share gains;

•	achieving Smucker’s business plan and strategic goals; and

•	individual performance evaluations.
These factors are viewed as a whole and no single factor is necessarily weighed more heavily than any other.
Tally Sheets
      In addition, the Executive Compensation Committee reviewed tally sheets setting forth all components of the compensation for the Co-Chief Executive Officers and other key executive officers. The tally sheets included a specific review of dollar amounts for salary, bonus, perquisites and long-term incentive compensation for fiscal years 2005 and 2006, the value of unexercised stock options and restricted stock awards, and the actual projected payout obligation under Smucker’s qualified and non-qualified executive retirement plans. The tally sheets for Tim Smucker and Richard Smucker also included potential payment obligations under their respective consulting and non-compete agreements. In its review of tally sheets, the Committee also reviewed the issue of internal pay equity between the compensation of other Company officers compared to the compensation of the Co-Chief Executive Officers. Based on a review of the tally sheets, the Executive Compensation Committee found the executive officers’, including the Co-Chief Executive Officers’, compensation to be reasonable and effective in promoting Smucker’s compensation philosophy as described above.
Management Incentive Plan
      Smucker maintains a management incentive plan designed to recognize key management members based on their contribution to the achievement of Smucker objectives and their individual performance. A target award is set for each participant based on salary grade level and competitive award levels for similar positions at comparable companies, which are generally the same companies used in establishing base salary ranges. The actual award participants receive, if any, is based on the following criteria:

•	Smucker’s performance in relation to its earnings goal for the year;

•	personal performance of the management employee; and

•	if the participant is part of a strategic business area, that area’s performance in relation to its profit goal.
      After the end of each fiscal year, management presents to the Executive Compensation Committee a summary and recommendation for management incentive bonuses. The presentation includes:

•	information on Smucker’s performance for the fiscal year just ended (non-GAAP earnings per share for the year with a comparison to the prior year and to Smucker’s plan, and relevant margins for the strategic business areas);

•	awards to each executive officer in the plan during the prior three years;

•	salary for the fiscal year just ended and target award information; and

•	a specific recommendation for management incentive bonuses based on the above criteria.
      The Executive Compensation Committee then reviews the information and recommendations with management and its outside compensation consultant and makes a decision as to which recommendations to accept and whether the recommendations require modification.
      No awards under the management incentive plan are made if Smucker does not meet minimum performance standards, and the maximum award a participant may receive is limited to twice the target award.
      The management incentive awards for Tim Smucker and Richard Smucker are made based on the same corporate performance standards as used for other participants in the management incentive plan; however, no recommendation is made by management concerning the individual awards for the Chairman or the President. The management incentive awards for each of Tim Smucker and Richard Smucker are determined by the Executive Compensation Committee based on its evaluation of each of their individual performances.
      The amount of the incentive awards based on corporate performance is determined by a mathematical calculation, the elements of which are the same for all participants, including Tim Smucker and Richard Smucker. With respect to the 2006 fiscal year, the corporate portion of the awards were paid at 110% of target for all participants, including Tim Smucker and Richard Smucker, based on the Company’s non-GAAP earnings per share results for the year.
      In addition to the portion of the award based on corporate performance, the total incentive plan award for each participant includes an amount related to individual performance. This individual performance award is based on an assessment of the participant’s individual contributions in helping Smucker to achieve its earnings and other goals. It may be above or below the corporate award portion if the Executive Compensation Committee determines that to be appropriate in an individual case. All management incentive awards are paid to the participants in cash.
Long-Term Incentive Compensation Philosophy
      Long-term incentive compensation is stock-based and is designed to help align the interests of management with the interests of Smucker shareholders. In the past, both restricted stock awards and stock options have been used in the long-term compensation program, with restricted stock awards granted every other year primarily to selected executives, and stock options granted every year in October to key managers and executives. During fiscal year 2005, stock options were granted in October 2004 consistent with past practice. After evaluating a number of alternatives, in April 2005 the Executive Compensation Committee approved implementation of a new long-term incentive program in the form of annual awards of performance-based restricted stock or performance-based restricted stock units. Beginning in fiscal year 2006, key senior managers and executives received grants of restricted stock or restricted stock units, depending on Company and individual performance. In order to qualify awards as “performance-based” under Section 162(m) of the Internal Revenue Code, the Executive Compensation Committee will grant performance shares and/or performance units with a one-year performance period, which will be payable in restricted stock, and may only exercise discretion to reduce the award of restricted stock made to Tim Smucker or Richard Smucker. Stock options will not be used under this arrangement.

Restricted Stock Awards
      Restricted stock awards are currently made under the 1998 Equity and Performance Incentive Plan, but in the future will be issued under The J. M. Smucker Company 2006 Equity Compensation Plan, if approved by shareholders. Prior to fiscal year 2006, restricted stock awards were granted every other year primarily to selected executives. As mentioned above, beginning in fiscal year 2006, restricted stock and restricted stock units are the sole long-term incentive compensation vehicle used by Smucker for participants receiving equity compensation. Awards of restricted stock or restricted stock units will be approved by the Executive Compensation Committee in June of each year, if Smucker meets specified predetermined performance requirements for the most recently ended fiscal year. The Executive Compensation Committee will establish performance criteria for grants of restricted stock and restricted stock units each year based upon Company performance. Target grant levels for grants of restricted stock or restricted stock units as long-term incentive compensation are determined for individual participants based on salary grade level and a review of the prevailing competitive awards for similar positions at other comparable companies. The companies considered are largely the same as those used in establishing base salary ranges.

Stock Option Plans
      No stock option awards were made to executive officers in fiscal year 2006. At its April 2006 meeting, the Executive Compensation Committee approved the acceleration of vesting of stock options previously awarded to employees under its equity-based compensation plans, effective April 12, 2006. As a result of the accelerated vesting, approximately 441,000 stock options with exercise prices of either $43.38 or $44.17 became immediately exercisable. All of these options had an exercise price above the Company’s stock price on the date of acceleration. Approximately 110,000 and 331,000 of these stock options would originally have vested in October 2006 and October 2007, respectively. Stock options issued to employees typically vested at a rate of one-third per year, beginning one year after the date of grant. Stock options were last granted to employees in October 2004. In June 2005, the Company replaced the use of stock options to employees in favor of issuing performance-based restricted stock or performance-based restricted stock units.
      The purpose of the accelerated vesting was to minimize future non-cash stock option compensation expense that the Company would otherwise recognize in its results of operations with the adoption of Financial Accounting Standards No. 123 (revised), Share-Based Payments (“SFAS 123R”). This standard became effective for the Company on May 1, 2006, the beginning of fiscal year 2007. By accelerating the vesting of these stock options, the Company will not incur pretax compensation expense of approximately $2.7 million and $1.0 million in fiscal years 2007 and 2008, respectively, that otherwise would have been required upon adoption of SFAS 123R.
Pension Plan and Nonqualified Supplemental Retirement Plan
      Under The J. M. Smucker Company Employees’ Retirement Plan (the “Plan”), retirement benefits are payable to all eligible employees of Smucker and its subsidiaries, including officers. Benefits are based on the employee’s years of service and compensation. Certain executive officers of Smucker, including those named in the Summary Compensation Table, are also eligible to participate in a nonqualified supplemental retirement plan (the “Supplemental Plan”) entitling them, upon retirement, to receive a benefit from the Supplemental Plan. The amounts set forth in the Pension Plan Table assume participation in the Supplemental Plan and set forth the estimated annual benefit, computed as a straight-life annuity, payable under both the Supplemental Plan and the Plan, as amended, at normal retirement (age 65). The Plan provides a pension based upon years of service with Smucker and upon final average pay (average base compensation [i.e., salary only] for the five most highly compensated consecutive years of employment). Benefits under the Plan are one percent of final average pay times the participant’s years of service with Smucker. Benefits under the Supplemental Plan at retirement, based upon years of service (maximum 25 years), are 55 percent of the average total compensation (i.e., all compensation including salary and bonus) for the five most highly compensated consecutive years of employment, offset by the benefits derived from the Plan and by 100 percent of the Social Security benefit.
Voluntary Deferred Compensation Plan
      In April 2003, the Board approved the Voluntary Deferred Compensation Plan, which was made available to officers and business general managers effective January 1, 2004. Elections to defer all or a portion of the participant’s base compensation must be made prior to January 1st of the year in which services relating to the compensation deferred are provided. Elections to defer all or a portion of the participant’s bonus must be made prior to October 31st of the fiscal year to which the bonus relates. Such deferred compensation will be tracked as if invested in a Fidelity Investment managed account as directed by the participant. A copy of the Voluntary Deferred Compensation Plan is filed with the Smucker Annual Report on Form 10-K for its fiscal year 2003.
Tax Deductibility of Executive Compensation
      The Executive Compensation Committee has considered the potential impact on Smucker’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Internal Revenue Code. Compensation that qualifies as performance-based compensation is exempt from the cap on deductible compensation. To date, only Tim Smucker and Richard Smucker have been paid compensation in excess of $1,000,000 that could be subject to the Section 162(m) limitation. The Executive Compensation Committee is generally committed to establishing executive compensation programs that will maximize as much as possible the deductibility of compensation paid to executive officers. To the extent, however, that the Executive Compensation Committee from time to time believes it to be consistent with its compensation philosophy and in the best interests of Smucker and its shareholders to award compensation that is not fully deductible, it may choose to do so.
      During 2006, the Executive Compensation Committee continued to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004 (the “Act”). Section 409A imposes additional limitations on non-qualified deferred compensation plans and subjects those plans to additional conditions. The Company intends to amend its compensation plans in order to ensure their full compliance with the Act before the transition period expires on December 31, 2006.
      The Executive Compensation Committee believes that Smucker’s compensation plans and practices are sound and well considered. It also believes that the level of compensation provided to the executive officers is appropriately related to both the competitive market and the historic and current performance of Smucker. The Executive Compensation Committee in the future will continue to focus on these factors and on maintaining a compensation system that will encourage maximization of long-term shareholder value.

EXECUTIVE COMPENSATION COMMITTEE

Elizabeth Valk Long, Chair
Kathryn W. Dindo
Paul J. Dolan
Charles S. Mechem, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Each of the following Directors served as a member of the Company’s Executive Compensation Committee during fiscal year 2006: Kathryn W. Dindo, Paul J. Dolan (effective April 2006), Elizabeth Valk Long, and Charles S. Mechem, Jr. During fiscal year 2006, no Smucker executive officer or Director was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.
      Dan Mechem, son of Charles S. Mechem, Jr., a member of the Company’s Board, is Vice President and General Manager of Nielsen BuzzMetrics, formerly known as Intelliseek prior to being acquired by Nielsen/VNU. BuzzMetrics provides the Company with various Internet monitoring and reporting services. The Company incurred approximately $237,000 in fees related to BuzzMetrics in fiscal year 2006.
CONSULTING AND NON-COMPETE ARRANGEMENTS
      The Board of Directors believes that a significant portion of the value of Smucker and the success of its business is attributable to the public image of the Smucker’s brand and the integral identification of the Smucker family and its values with that brand. Therefore, the Board authorized the Company to enter into agreements with each of Tim Smucker and Richard Smucker securing his continuing public representation of Smucker when he is no longer an active executive.
      Under these agreements, each of Tim Smucker and Richard Smucker has committed to maintain his public representation of the Company for three years following the termination of full-time employment with Smucker. The Board also believed that it was crucial to the strength of the Smucker’s brand that neither Tim Smucker nor Richard Smucker should undertake activities after the end of his employment with the Company that might be to the competitive disadvantage of Smucker. In particular, the Board wished to ensure that neither Tim Smucker nor Richard Smucker would, in any event, provide the benefit of his experience in the food industry to competitors of Smucker.
      Therefore, the agreements with each of Tim Smucker and Richard Smucker provide that for three years from the date of his respective termination of employment or for three years after the end of the public representation period, whichever is later, he will not enter into any relationship that might be to Smucker’s competitive disadvantage. During the three-year public representation period, the former executive will receive annual compensation in an amount equal to his base salary in effect as of the time his active employment with Smucker ended, plus benefits and perquisites, including without limitation, medical insurance and life insurance, but excluding stock options, restricted shares or other equity-based benefits. However, all outstanding stock options will immediately vest and all restricted shares will continue to vest during the public representation period pursuant to the existing vesting schedule. He will also receive each year during that period an amount equal to 50 percent of his target award applicable under the Management Incentive Plan at the date of his termination.
      The agreements further provide to each of Tim Smucker and Richard Smucker certain severance benefits upon termination of employment. Specifically, in the event of the death or disability of either individual, he (or his estate) will be entitled to receive for three years after the event, annual compensation equal to the base salary he was receiving at the time the event occurred, plus the benefits described above. He (or his estate) also will receive an amount equal to 50 percent of his target bonus awards in effect at the time of the event. Also, any unvested options and restricted shares will vest immediately. At the end of the three-year period following the death or disability, he (or his spouse) will be eligible for retirement benefits under the Supplemental Plan without application of early retirement reduction factors. If either Tim Smucker or Richard Smucker voluntarily terminates employment and commences receiving his monthly retirement benefits under the Supplemental Plan, he will receive any accrued but unpaid salary as of the date of such retirement and will be reimbursed for any expenses incurred but not yet paid. In addition, he will be entitled to any options, restricted shares or other plan benefits which by their terms extend beyond termination of employment.

      In the event that either Tim Smucker or Richard Smucker is terminated by Smucker without cause or if he resigns for good reason (as specifically defined in the agreements), he will receive the same benefits as in the case of death or disability as described above. If Smucker terminates either Tim Smucker or Richard Smucker for cause, however, he will receive only that compensation to which he is otherwise entitled as of the date of termination.
      In December 2005, the Company entered into a consulting agreement with Richard G. Jirsa, a Vice President of the Company who retired on December 30, 2005. Under this agreement, Mr. Jirsa will provide consulting services related to accounting and finance matters. The consulting agreement was effective January 1, 2006 and provides for a term of two years (unless earlier terminated in accordance with its terms). Mr. Jirsa received a consulting fee of $100,000.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth a summary of the compensation over the past three fiscal years for the Company’s Co-Chief Executive Officers and the other four most highly compensated executive officers (the “Named Executive Officers”).
Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards

		(a)	(b)	(c)	(d)	(e)
				Other	Restricted	Securities	(f)
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(5)	($)(2)	(#)(3)	($)(4)

Timothy P. Smucker	2006	$680,000	$613,600	$73,809	$1,270,948	0	$8,309
Chairman and Co-Chief	2005	658,231	737,900	36,154	1,516,078	50,000	7,834
Executive Officer	2004	609,752	751,700	27,173	0	30,000	7,714
Richard K. Smucker	2006	680,000	613,600	84,142	1,270,948	0	8,309
President and Co-Chief	2005	640,865	737,900	48,293	1,516,078	50,000	8,134
Executive Officer	2004	585,000	751,700	26,432	0	30,000	7,864
Vincent C. Byrd	2006	326,154	196,400	—	347,298	0	8,332
Senior Vice President,	2005	306,154	231,000	—	356,533	15,000	8,169
Consumer Market	2004	270,000	235,400	—	0	10,000	7,596
Fred A. Duncan	2006	309,692	176,100	—	326,620	0	8,372
Senior Vice President,	2005	291,487	190,800	—	339,996	15,000	7,703
Special Markets	2004	268,862	195,140	—	0	10,000	7,588
Steven Oakland	2006	267,598	135,240	—	242,305	0	8,126
Vice President and General	2005	258,690	160,000	—	248,295	10,000	8,224
Manager, Consumer Oils and	2004	220,780	116,400	—	0	7,000	7,664
Baking
Richard F. Troyak	2006	262,000	140,240	—	239,696	0	8,134
Vice President, Operations	2005	253,205	155,000	—	248,295	10,000	7,980
	2004	230,000	178,600	—	0	7,000	7,664

(1)	Includes amounts deferred by certain officers listed below pursuant to Smucker’s deferred compensation programs.

(2)	Smucker’s 1998 Equity and Performance Incentive Plan was implemented in 1998. Restricted shares issued after 2003 from this Plan generally vest four years from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, whichever is earlier. Shares awarded under the Plan are entitled to dividends at the same rate and on the same terms as unrestricted shares of the same class. The aggregate number and value of restricted shares held by the individuals listed above, as of April 30, 2006, are as follows: Timothy P. Smucker, 30,000 shares ($1,177,800); Richard K. Smucker, 60,255 shares ($2,365,611); Vincent C. Byrd, 15,115 shares ($593,415); Fred A. Duncan, 14,785 shares ($580,459); Steven Oakland, 10,955 shares ($430,093); and Richard F. Troyak, 10,955 shares ($430,093).
The individuals listed above also received the following number of restricted shares after April 30, 2006, the value of which is shown in the table above: Timothy P. Smucker, 31,655 shares; Richard K. Smucker, 31,655 shares; Vincent C. Byrd, 8,650 shares; Fred A. Duncan, 8,135 shares; Steven Oakland, 6,035 shares; and Richard F. Troyak, 5,970 shares. The 2006 value shown above represents the pre-tax value of the restricted shares based on the reported closing price of Smucker’s common shares on the date of the award, June 13, 2006. The restricted shares received by Timothy P. Smucker and Fred A. Duncan in June 2006 vested immediately because they had attained the age of 60 and had ten years of service with Smucker.

(3)	All options are for common shares. Smucker does not award stock appreciation rights (SARs).

(4)	Amounts shown in column (f) represent contributions by Smucker on behalf of the individual indicated under Smucker’s 401(k) Savings Plan and the value of allocations during the year under Smucker’s Employee Stock Ownership Plan. The specific breakdown for each individual (401(k) amounts first, followed by ESOP allocations) for fiscal year 2006 is as follows: Timothy P. Smucker, $6,600 and $1,709; Richard K. Smucker, $6,600 and $1,709; Vincent C. Byrd, $6,623 and $1,709; Fred A. Duncan, $6,663 and $1,709; Steven Oakland, $6,417 and $1,709; and Richard F. Troyak, $6,425 and $1,709.

(5)	The executive officers named above receive various perquisites provided by or paid by Smucker. These perquisites may, from time to time, include personal use of corporate aircraft, personal use of Company-provided automobiles, memberships in social clubs, annual physical examinations, tax preparation and financial planning services, and reimbursement for cell phone expenses. The Board requires Timothy P. Smucker and Richard K. Smucker to use corporate aircraft for all travel, where possible.

Timothy P. Smucker and Richard K. Smucker each received perquisites in excess of $50,000 for fiscal year 2006. The aggregate value of each perquisite or other personal benefit exceeding 25% of the total perquisites provided to each of them is shown below. The value of perquisites received by each of the remaining Named Executive Officers is not reflected in column (c) because the aggregate value thereof for each such person did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.

The Company used incremental costs including costs related to fuel, landing fees, crew meals and other miscellaneous costs in valuing personal use of the aircraft in fiscal years 2006 and 2005, whereas 2004 had been valued using the Standard Industry Fare Level (SIFL) rates, as published by the Internal Revenue Service.
       Personal Use of Aircraft

Name	2006	2005	2004

Timothy P. Smucker	$41,246	$18,823	$3,427
Richard K. Smucker	$60,233	$26,513	$6,671
Stock Option Plans
      In April 2005, the Executive Compensation Committee approved implementation of a new long-term incentive program in the form of performance-based restricted stock or performance-based restricted stock units. The program does not provide for stock options to be issued under this arrangement. As a result, no stock options were issued to the Named Executive Officers in fiscal year 2006.
      At its April 2006 meeting, the Executive Compensation Committee approved the acceleration of vesting of stock options previously awarded to employees under its equity-based compensation plans, effective April 12, 2006. As a result of the accelerated vesting, approximately 441,000 stock options with exercise prices of either $43.38 or $44.17 became immediately exercisable. All of these options had an exercise price above the Company’s stock price on the date of acceleration. Approximately 110,000 and 331,000 of these stock options would originally have vested in October 2006 and October 2007, respectively.
      The purpose of the accelerated vesting was to minimize future non-cash stock option compensation expense that the Company would otherwise recognize in its results of operations with the adoption of Financial Accounting Standards No. 123 (revised), Share-Based Payments (“SFAS 123R”). This standard became effective for the Company on May 1, 2006, the beginning of fiscal year 2007. By accelerating the vesting of these stock options, the Company will not incur pretax compensation expense of approximately $2.7 million and $1.0 million in fiscal years 2007 and 2008, respectively, that otherwise would have been required upon adoption of SFAS 123R.

      Previously issued options exercised by the Named Executive Officers during the 2006 fiscal year, along with the number of unexercised options held by such officers at fiscal year-end and the value of their unexercised, in-the-money options, are set forth in the following table.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of	Value of
			Securities Underlying	Unexercised
	Shares		Unexercised Options	In-the-Money Options
	Acquired		at FY-End (#)	at FY-End ($)
	on Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized($)	Unexercisable	Unexercisable

Timothy P. Smucker	18,901	$413,128	368,377 / 0	$3,199,196 / 0
Richard K. Smucker	18,901	413,128	373,510 / 0	3,203,431 / 0
Vincent C. Byrd	9,450	209,951	120,362 / 0	1,019,041 / 0
Fred A. Duncan	9,450	209,053	120,362 / 0	1,019,041 / 0
Steven Oakland	0	0	52,000 / 0	196,000 / 0
Richard F. Troyak	7,560	174,769	56,724 / 0	256,270 / 0
Pension Plan
      Under The J. M. Smucker Company Employees’ Retirement Plan (the “Plan”), retirement benefits are payable to all eligible employees of Smucker and its subsidiaries, including officers. Certain executive officers of Smucker, including the Named Executive Officers, are also eligible to participate in the Supplemental Plan entitling them, upon retirement, to receive a benefit from the Supplemental Plan. The amounts set forth in the pension plan table below assume participation in the Supplemental Plan and set forth the estimated annual benefit, computed as a straight-life annuity, payable under both the Supplemental Plan and the Plan, as amended, at normal retirement (age 65):
Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$51,500	$76,500	$86,500	$86,500	$86,500
400,000	126,500	176,500	196,500	196,500	196,500
600,000	201,500	276,500	306,500	306,500	306,500
800,000	276,500	376,500	416,500	416,500	416,500
1,000,000	351,500	476,500	526,500	526,500	526,500
1,200,000	426,500	576,500	636,500	636,500	636,500
1,400,000	501,500	676,500	746,500	746,500	746,500
1,600,000	576,500	776,500	856,500	856,500	856,500
1,800,000	651,500	876,500	966,500	966,500	966,500
2,000,000	726,500	976,500	1,076,500	1,076,500	1,076,500
2,200,000	801,500	1,076,500	1,186,500	1,186,500	1,186,500
2,400,000	876,500	1,176,500	1,296,500	1,296,500	1,296,500
      The Plan provides a pension based upon years of service with Smucker and upon final average pay (average base compensation [i.e., salary only] for the five most highly compensated consecutive years of employment). Benefits under the Plan are one percent of final average pay times the participant’s years of service with Smucker. Benefits under the Supplemental Plan at retirement, based upon years of service (maximum 25 years), are 55 percent of the average total compensation (i.e., all compensation including salary and bonus) for the five most highly compensated consecutive years of employment, offset by the benefits derived from the Plan and by 100 percent of the Social Security benefit.

      Messrs. Timothy P. Smucker, Richard K. Smucker, Vincent C. Byrd, Fred A. Duncan, Steven Oakland, and Richard F. Troyak were credited under the Plan with 36, 33, 29, 28, 23 and 27 full years of benefit service, respectively, at April 30, 2006.
RELATED PARTY TRANSACTIONS
      Mark T. Smucker, Vice President, International and Managing Director of Canada, for Smucker, received approximately $370,300 in compensation in fiscal year 2006, including salary, bonus paid in fiscal year 2006, housing and other living expenses, use of Company car, financial and tax planning services, and other W-2 reportable items. Mr. Smucker’s compensation does not reflect the Company’s tax equalization policy for employees on foreign assignment. Mr. Smucker was also granted 3,035 deferred shares in June 2005 based on the performance of the Company for fiscal year ended April 30, 2005 and 3,885 deferred shares in June 2006 based on the performance of the Company for fiscal year ended April 30, 2006. The awards were granted pursuant to the 1998 Equity and Performance Incentive Plan. He is the son of the Company’s Chairman and Co-Chief Executive Officer, Timothy P. Smucker, and nephew of the Company’s President and Co-Chief Executive Officer, Richard K. Smucker.
      Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of Smucker, received approximately $321,600 in compensation in fiscal year 2006, including salary, bonus paid in fiscal year 2006, financial and tax planning services, and other W-2 reportable items. He was also granted 3,035 restricted shares in June 2005 based on the performance of the Company for fiscal year ended April 30, 2005 and 3,885 restricted shares in June 2006 based on the performance of the Company for fiscal year ended April 30, 2006. The awards were granted pursuant to the 1998 Equity and Performance Incentive Plan. He is the nephew of the Company’s Chairman and Co-Chief Executive Officer, Timothy P. Smucker, and the Company’s President and Co-Chief Executive Officer, Richard K. Smucker.
      Zachary Easton, founder of Coronado Capital Management, managed approximately $13 million of Smucker’s pension assets and received approximately $110,000 in fees from the Company for fiscal year 2006. Kent Wadsworth, Manager of Marketing, New Products and Hungry Jack for Smucker, received approximately $118,900 in compensation in fiscal year 2006, including salary, bonus paid in fiscal year 2006, and other W-2 reportable items. He was also granted 380 restricted shares in June 2005 based on the performance of the Company for fiscal year ended April 30, 2005 and 455 restricted shares in June 2006 based on the performance of the Company for fiscal year ended April 30, 2006. The awards were granted pursuant to the 1998 Equity and Performance Incentive Plan. Kimberly Wagstaff, Assistant Product Manager, Pillsbury Baking for Smucker, received approximately $67,200 in compensation in fiscal year 2006, including salary, bonus paid in fiscal year 2006, relocation assistance, and other W-2 reportable items. Ms. Wagstaff’s compensation does not reflect the Company’s tax equalization policy for employees on foreign assignment. Ms. Wagstaff is sister of, and both Mr. Easton and Mr. Wadsworth are brothers-in-law of, Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of Smucker.
      Ronald H. Neill, husband of M. Ann Harlan, the Company’s Vice President, General Counsel and Secretary, is a partner in Calfee, Halter, & Griswold, LLP. The law firm, from time to time, provides legal services for the Company. Calfee, Halter, & Griswold, LLP received approximately $296,000 in fees earned during fiscal year 2006. Mr. Neill does not perform any legal services for the Company.
      Paul J. Dolan, a member of the Company’s Board, is President of the Cleveland Indians, the major league baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization. The Company incurred approximately $202,000 in advertising and promotional activities related to its sponsorship with the Cleveland Indians’ organization in fiscal year 2006.
      Related party transactions regarding members of the Executive Compensation Committee of the Company have been disclosed under the “Compensation Committee Interlocks and Insider Participation” section of the proxy statement.

TOTAL SHAREHOLDER RETURN GRAPH
Comparison of Five Year Cumulative Total Return*
AMONG THE J. M. SMUCKER COMPANY, THE S&P 500 INDEX, AND
THE S&P PACKAGED FOODS & MEATS INDEX

	4/01	4/02	4/03	4/04	4/05	4/06
The J. M. Smucker Company	100.00	135.60	136.86	201.70	195.45	158.30
S&P 500	100.00	87.37	75.75	93.08	98.97	114.23
S&P Packaged Foods & Meats	100.00	115.56	105.96	136.91	146.52	141.78

*	$100 invested on 4/30/01 in stock or index — including reinvestment of dividends. Fiscal year ending April 30.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

OWNERSHIP OF COMMON SHARES
Beneficial Ownership of Smucker Common Shares
      The following table sets forth, as of June 19, 2006 (unless otherwise noted), the beneficial ownership of the Company’s common shares by:

•	each person or group known to Smucker to be the beneficial owner of more than 5% of the outstanding common shares of the Company;

•	each Director, each nominee for Director and each Named Executive Officer of Smucker; and

•	all Directors and executive officers of Smucker as a group.
      Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director and executive officer is Strawberry Lane, Orrville, Ohio 44667. As of June 19, 2006, there were 57,140,448 common shares outstanding.

	Number of
	Common Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(2)(3)(4)	Common Shares

Ariel Capital Management, LLC(5)	5,700,134	9.98%
Timothy P. Smucker	2,079,512	3.62%
Richard K. Smucker	2,601,262	4.52%
Vincent C. Byrd	175,887	0.31%
R. Douglas Cowan	11,779	*
Kathryn W. Dindo	22,075	*
Paul J. Dolan	593	*
Fred A. Duncan	193,905	0.34%
Elizabeth Valk Long	26,049	*
Nancy Lopez	—	*
Charles S. Mechem, Jr.	25,116	*
Gary A. Oatey	15,127	*
Steven Oakland	75,891	0.13%
William H. Steinbrink	31,636	*
Richard F. Troyak	89,233	0.16%
26 Directors and executive officers as a group(6)	4,983,861	8.48%

*	Less than .1%.

(1)	In accordance with Securities and Exchange Commission rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 19, 2006. The common share numbers include such options as follows: Timothy P. Smucker, 368,377; Richard K. Smucker, 373,510; Vincent C. Byrd, 120,362; Fred A. Duncan, 120,362; Steven Oakland, 52,000; Richard F. Troyak, 56,724; and all Directors and executive officers as a group, 1,609,447.

(2)	Includes restricted stock as follows: Timothy P. Smucker, 30,000; Richard K. Smucker, 91,910; Vincent C. Byrd, 23,765; Fred A. Duncan, 8,000; Steven Oakland, 16,990; Richard F. Troyak, 16,925; and all executive officers as a group, 304,540.

(3)	Beneficial ownership of the following shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 131,456 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 90,417 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)	Includes shares held for the benefit of the individual named under the terms of Smucker’s Nonemployee Director Stock Plan as follows: R. Douglas Cowan, 3,279; Kathryn W. Dindo, 13,111; Paul J. Dolan, 593; Elizabeth Valk Long, 14,604; Charles S. Mechem, Jr., 14,616; Gary A. Oatey, 4,627; and William H. Steinbrink, 18,960. The shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)	According to a Schedule 13G/ A of Ariel Capital Management, LLC, 200 E. Randolph Drive, Chicago, IL 60601, filed on April 10, 2006, Ariel is a U.S. limited liability company organized under the laws of the State of Delaware. As of March 31, 2006, Ariel had sole voting power of 4,795,022 common shares and sole dispositive power of 5,699,779 common shares.

(6)	Because under the Company’s Amended and Restated Articles of Incorporation shareholders may be entitled on certain matters to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership on common shares not held as of record in the name of individuals. The ten-vote provisions apply to Proposal 3, Approval of The J. M. Smucker Company 2006 Equity Compensation Plan, on this year’s ballot.

      Smucker has entered into agreements with Timothy P. Smucker and Richard K. Smucker and members of their immediate families, including Mrs. H. Ray Clark, Timothy P. Smucker’s and Richard K. Smucker’s aunt, and members of her immediate family, and with the majority of the executive officers of Smucker relating to the disposition of common shares held by them. These shareholders are the beneficial owners of approximately 9% of the outstanding common shares, including options exercisable within 60 days of the record date. Under the agreements, which have no expiration date, Smucker has a purchase option with respect to any proposed transfers of these common shares, except for gifts and bequests to or for the benefit of family members, and sales pursuant to any offer, merger, or similar transaction that is approved or recommended by Smucker’s Board of Directors.
      The agreements provide that Smucker may assign its purchase rights to Smucker’s ESOP or any of its other employee benefit plans. The agreements reflect the practice followed by Smucker for a number of years of providing for the purchase of common shares at prices at or somewhat below market with the effect of establishing a method for the orderly disposition of blocks of common shares that could not otherwise be readily absorbed by the public market.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under the U.S. securities laws, Smucker’s Directors and executive officers are required to report their initial ownership of common shares and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Due dates for the reports are specified by those laws, and Smucker is required to disclose in this document any failure in the past year to file by the required dates. Based solely on written representations of the Company’s Directors and executive officers and on copies of the reports that they have filed with the Securities and Exchange Commission, the Company’s belief is that all of the Company’s Directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2006, except as described below.
      On June 8, 2005, a Form 4 was timely filed with the Securities and Exchange Commission on behalf of Tim Smucker reflecting the June 6, 2005, grant of Smucker restricted common shares, along with all other Smucker executive officers. Mr. Smucker’s restricted stock immediately vested on June 6, 2005 since he had attained age 60 and 10 years of service with the Company. The transaction to report the 13,599 shares withheld to satisfy his personal tax liability was filed on June 16, 2005.
APPROVAL OF THE J. M. SMUCKER COMPANY 2006 EQUITY COMPENSATION PLAN
(Proposal 3 on proxy card)
      On June 13, 2006, the Executive Compensation Committee of the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the annual meeting, The J. M. Smucker Company 2006 Equity Compensation Plan (the “Plan”). The Plan allows the Board, acting through its Executive Compensation Committee, to design compensatory awards that are responsive to the Company’s needs, and includes authorization for a variety of awards designed to align the interests of management with those of shareholders.
      Smucker has historically granted equity awards to employees and nonemployee Directors under various incentive compensation plans, including the 1987 Stock Option Plan, the Amended Restricted Stock Bonus Plan, the Amended and Restated 1997 Stock-Based Incentive Plan, the 1998 Equity and Performance Incentive Plan, as amended and restated, the Amended and Restated Nonemployee Director Stock Plan and the Nonemployee Director Stock Option Plan. The plans listed above are referred to in this description as the “Existing Plans.” If approved by shareholders, the Plan will become effective and no further awards will be made under the Existing Plans, except that the provisions relating to the deferral of Director retainers and fees under the Amended and Restated Nonemployee Director Stock Plan will continue to apply to services rendered through December 31, 2006 and awards of performance shares and performance units granted under the 1998 Equity and Performance Plan and outstanding on the effective date of the Plan may be converted to restricted stock under the 1998 Equity and Performance Plan once such performance shares and performance units are earned.
      The approval of the Plan is, as provided in the Company’s Amended and Restated Articles of Incorporation, a matter to which shareholders are entitled to cast ten votes for each share held, subject to the holding requirements set forth in the Amended and Restated Articles of Incorporation. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Annex A to this proxy statement.

Plan Highlights
      The Plan authorizes the Board to provide equity-based compensation in the form of stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units, performance shares and units, incentive awards and other equity-based awards for the purpose of providing the Company’s nonemployee Directors, consultants, officers and employees incentives and rewards for superior performance. Some of the key features of the Plan that reflect the Board’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan, which is attached to this proxy statement.

•	Plan Limits. Total awards under the Plan are limited to 2,500,000 shares. The Plan limits the number of shares that can be issued as awards to nonemployee Directors and as other share-based awards under Section 9 and Section 10 of the Plan to 250,000. The Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 600,000 and the aggregate number of shares of restricted stock and restricted stock units subject to the achievement of specified “management objectives” (as discussed below), performance shares and shares underlying other equity-based awards that may be granted to any one participant in a calendar year to 200,000. Under the Plan, no participant will receive performance units in any calendar year having a value at the date of grant in excess of $4,000,000. And, under the Plan, no participant will receive an incentive award upon the achievement of management objectives in any calendar year having a value at the date of grant in excess of $4,000,000 nor will such award exceed 200,000 shares.

•	No Liberal Recycling Provisions. The Plan provides that only shares covering awards that expire or are forfeited will again be available for issuance under the Plan. The following shares will not be added back to the aggregate Plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by Smucker to satisfy the tax withholding obligation; and (3) shares that are repurchased by Smucker with option right proceeds. Further, all shares covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan.

•	Minimum Vesting Periods. The Plan provides that:

•	Restricted stock and restricted stock units may not become unrestricted by the passage of time before the third anniversary of the date of grant, provided that restrictions may be removed on an annual, ratable basis during the three year period. Notwithstanding the previous sentence, if a grant of restricted stock or restricted stock units specifies management objectives that, if achieved, will result in termination of restrictions, then the restrictions may, in no event, lapse sooner than one year from the date of grant. The grant of restricted stock or restricted stock units may, however, provide for the earlier lapse of restrictions in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a participant or a change in control of the Company.

•	The period of time within which management objectives relating to performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification in the event of retirement, death or disability of a participant or a change in control of the Company.

•	If the Board grants incentive awards under the Plan with respect to any one or more fiscal years of the Company, any restricted stock or restricted stock units awarded in settlement of an incentive award must be subject to restrictions for at least three years, except that the restrictions may lapse on an annual, ratable basis during the three-year period and the Board may accelerate the lapse of such restrictions in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a participant or a change in control of the Company.

•	No Repricing. Smucker has never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the Plan.

•	Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of Smucker’s common stock on the date of grant.

•	The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	The Board has delegated to its Executive Compensation Committee (consisting of only independent Directors) administration of the Plan if approved. Pursuant to such delegation, the Executive Compensation Committee will have all of the powers and authority of the Board as described herein.

Summary of the Plan
      Shares Available Under the Plan. As stated above, subject to adjustment as provided in the Plan, the number of Smucker common shares that may be issued or transferred under the Plan:

•	upon the exercise of option rights and SARs;

•	in payment of restricted stock and released from a substantial risk of forfeiture thereof;

•	in payment of restricted stock units;

•	in payment of performance shares or performance units that have been earned;

•	as awards to nonemployee Directors;

•	as other awards contemplated by the Plan; or

•	in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 2,500,000 common shares. Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.
      Common shares covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant and, therefore, the total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Notwithstanding anything to the contrary contained in the Plan:

•	If common shares are tendered or otherwise used in payment of the option price of an option right, the total number of shares covered by the option being exercised will reduce the aggregate Plan limit.

•	Common shares withheld by Smucker to satisfy the tax withholding obligation will count against the aggregate Plan limit.

•	The number of common shares covered by an appreciation right, to the extent that it is exercised and settled in common shares, and whether or not shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan.

•	In the event that Smucker repurchases shares with option right proceeds, those shares will not be added to the aggregate Plan limit.
      The Plan contains a number of limits on the number of common shares that can be issued, including to any one participant in a calendar year as described above. Further, the Plan limits the aggregate number of common shares that may be issued or transferred by Smucker upon the exercise of incentive stock options to 2,500,000 common shares. The limits contained in the Plan are subject to certain adjustments as provided in the Plan in the event of stock splits, stock dividends, recapitalizations and certain other events.
      Eligibility. Nonemployee Directors, consultants, officers and other employees of Smucker and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 181 persons as of June 19, 2006, may be selected by the Board to receive benefits under the Plan.
      Types of Awards Authorized. The Plan provides for the granting of dividend equivalents, option rights, SARs, restricted stock, restricted stock units (which may also be referred to as deferred stock units), performance shares, performance units, incentive awards, awards to nonemployee Directors and other awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, the Company’s common shares or factors that may influence the value of its common shares. Awards granted under the Plan will be upon such terms as may be approved by the Board and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the Plan, as the Board may approve.
      Stock options and SARs will not be granted with an exercise price or base price, as the case may be, less than the market value per share. The closing market price of the Company’s common shares as reported on the New York Stock Exchange on June 19, 2006 was $40.41 per share. No option right or SAR may be exercisable more than 10 years from the date of grant.
      Each grant of an award will specify the period of continuous service or other conditions that must be satisfied before the award is exercisable, vested or earned. Restricted stock and restricted stock units that vest upon the passage of time must be subject to restrictions for at least three years, except that the restrictions may be removed on an annual, ratable basis during the three year period. Restrictions relating to restricted stock and restricted stock units that vest upon the achievement of management objectives may not terminate sooner than one year from the date of grant. The specified performance period relating to performance shares and performance units will be a period of time not less than one year.
      Any grant of option rights, SARs, restricted stock or restricted stock units may provide for the earlier vesting or termination of restrictions relating to such award in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a participant or a change in control of the Company. The performance period relating to any grant of performance shares or performance units may be subject to earlier lapse or modification in the event of the retirement, death or disability of a participant or a change in control of the Company.
      Incentive awards may be granted that represent a conditional right to receive restricted stock or restricted stock units upon the achievement of management objectives. Restricted stock or restricted stock units awarded in settlement of such award will be subject to a risk of forfeiture and a restriction on transferability for a period of at least three years, except that the restrictions may be removed on an annual, ratable basis during the three year period and the Board may accelerate the lapse of such restrictions in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or the disability of a participant or a change in control of the Company.
      The Board may, in its discretion, authorize the granting to nonemployee Directors of option rights, SARs or other awards under the Plan and may also authorize the grant or sale of common shares, restricted stock or restricted stock units to nonemployee Directors. Nonemployee Directors are not eligible to receive performance shares or performance units under the Plan. Each grant of an award to a nonemployee Director will be on such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an evidence of award in such form as will be approved by the Board.
      Management Objectives. The Plan requires that the Board establish “management objectives” for purposes of performance shares, performance units and incentive awards. When so determined, option rights, SARs, restricted stock, restricted stock units, other awards under the Plan or dividend credits may also specify management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function within Smucker or a subsidiary in which the participant is employed. The management objectives may be based on the performance of Smucker relative to the performance of other companies. Management objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to specified levels of or growth in:

•	Profits (e.g., operating income, income from continuing operations, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margins divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      Administration and Amendments. The Plan is to be administered by the Board, except that the Board has the authority to delegate its powers under the Plan to the Executive Compensation Committee or another committee of the Board (or a subcommittee thereof). The Board has delegated the administration of the Plan to its Executive Compensation Committee. The Executive Compensation Committee is, therefore, authorized to interpret the Plan and related agreements and other documents. The Board may amend the Plan from time to time without further approval by the Company’s shareholders, except where the amendment (1) would materially increase the benefits accruing to participants under the Plan; (2) would materially increase the number of securities which may be issued under the Plan, (3) would materially modify the requirements for participation in the Plan or (4) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or rules of the New York Stock Exchange or, if the shares are not traded on the New York Stock Exchange, the requirements of the principal national securities exchange upon which the common shares are traded or quoted.
      In the case of involuntary termination of employment or termination of employment by reason of death, disability, retirement, closing of business or operation units or elimination of job position, or in the case of unforeseeable emergency or other special circumstances of or relating to a participant, the Board may in its sole discretion accelerate the time at which awards may be exercised, the time at which the substantial risk of forfeiture or prohibition or restriction on transfer will lapse or terminate, or the time at which performance shares or performance units will be deemed to have been fully earned or may waive any other limitation or requirement under any award, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
      Change in Control. An evidence of award under the Plan may provide that, upon a change in control of Smucker, any awards that are outstanding as of the date of the change in control that are subject to vesting requirements and that are not then vested, shall become fully vested and immediately exercisable and all restrictions and other conditions prescribed by the Board, if any, with respect to awards granted pursuant to the Plan will automatically lapse, expire and terminate and all such awards will be deemed to be fully earned. The events giving rise to a change in control are set forth in the Plan attached to this proxy statement.
      Transferability. Except as otherwise determined by the Board, no award granted under the Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution, and in no event shall an award granted under the Plan be transferred for value. Except as otherwise determined by the Board, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.
      Adjustments. The number of shares authorized under the Plan, subject to various limits contained in the Plan, covered by outstanding awards under the Plan and, if applicable, the prices per share applicable to such awards, may be adjusted in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration, if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above.
      Detrimental Activity. Any grant may provide that if a participant, either during employment by Smucker or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” as defined in the Plan attached to this proxy statement, the participant shall forfeit any awards granted under the Plan then held by the participant or return to Smucker, in exchange for payment by Smucker of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the Plan that the participant has disposed of, if so provided in the evidence of award for such grant, the participant will pay to Smucker in cash the difference between (i) any amount actually paid therefor by the participant pursuant to the Plan and (ii) the market value per share of the common shares on the date they were acquired.
      Withholding Taxes. To the extent that Smucker is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to Smucker for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Smucker for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.
      Termination. No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by the Company’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the grant and of the Plan.

Federal Income Tax Consequences
      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants
      Non-qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
      Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option, or ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
      SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the fair market value of any unrestricted common shares received on the exercise.
      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of any unrestricted common shares received.
      Incentive Awards. No income generally will be recognized upon the grant of incentive awards. Upon payment in respect of the earn-out of the incentive awards, the recipient will be taxed as described above in the applicable section relating to restricted stock or restricted stock units.

Tax Consequences to Smucker or Subsidiary
      To the extent that a participant recognizes ordinary income in the circumstances described above, Smucker or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC
      Smucker intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by Smucker’s shareholders.

Plan Benefits
      In April 2006, the Executive Compensation Committee and the Board of Directors, as part of an overall review of director compensation, approved an annual grant of deferred stock units to each nonemployee Director. The annual grant of deferred stock units will, until otherwise changed by the Board, be equal in value to $60,000 and will be granted to the nonemployee Directors each October 1, commencing on October 1, 2006. If the Plan is approved by shareholders at the annual meeting, the deferred stock units will be granted under the Plan. Set forth in the table below is the dollar value and number of common shares underlying the deferred stock units that Smucker anticipates will be awarded on October 1, 2006 under the Plan to the nonemployee Directors as of the date of this proxy statement. It is not possible to determine other specific amounts that may be awarded under the Plan.

New Plan Benefits
The J. M. Smucker Company 2006 Equity Compensation Plan

Name and Position	Dollar Value	Number of Units

Nonemployee Director Group	$420,000	10,393
      As of the date hereof, the Nonemployee Director Group consists of seven nonemployee Directors. The table above reflects the receipt of common shares by each nonemployee Director equal in value to $60,000 at an assumed fair market value of $40.41 per share, the closing price of Smucker’s common shares on June 19, 2006. The table does not reflect the receipt of any common shares that a Director may receive because of an election to receive additional compensation in the form of common shares.

Vote Required to Approve the Plan
      The approval of the adoption of the Plan requires the affirmative vote of a majority of the votes cast at the meeting, giving effect to the ten-votes-per-share provision of Smucker’s Amended and Restated Articles of Incorporation, provided that the total votes cast represent over 50% in interest of all Smucker common shares entitled to vote on this proposal.

The Board of Directors recommends a vote FOR the approval of
The J. M. Smucker Company 2006 Equity Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION
      The table below sets forth certain information with respect to the following equity compensation plans of Smucker as of April 30, 2006: the 1987 Stock Option Plan, the Amended and Restated Nonemployee Director Stock Plan, the 1998 Equity and Performance Incentive Plan, the Nonemployee Director Stock Option Plan, and the Amended and Restated 1997 Stock-Based Incentive Plan. All of these equity compensation plans have been approved by shareholders, with the exception of the Amended and Restated 1997 Stock-Based Incentive Plan, which was assumed by Smucker as a result of the International Multifoods Corporation acquisition in June 2004.

Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities to	Exercise Price of	Future Issuance Under
	be Issued Upon	Outstanding	Equity Compensation
	Exercise of	Options,	Plans (Excluding
	Outstanding Options,	Warrants and	Securities Reflected in
	Warrants and Rights	Rights	Column (a)) (1) (5)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)(3)	2,698,214	$34.39	1,560,627
Equity compensation plans not approved by security holders(4)	322,643	$47.22	247,901

Total	3,020,857	$35.83	1,808,528

(1)	As of April 30, 2006, there were 694,654 shares remaining available for grant as awards other than options. The weighted average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted stock, restricted stock units or other non-option awards into account.

(2)	69,322 deferred stock units are outstanding under the Amended and Restated Nonemployee Director Stock Plan. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units into account.

(3)	In June 2005, the Company granted several executive officers performance shares and performance units with a one-year performance period, payable in restricted stock in June 2006. The actual number of performance shares and performance units earned was not known as of April 30, 2006. Subsequent to April 30, 2006, the performance shares and performance units earned were converted into 63,310 restricted shares. The actual number of restricted shares earned was included in column (a) for purposes of including the performance units and performance shares outstanding at April 30, 2006. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these performance shares and performance units into account.

(4)	This row sets forth the number of outstanding options under The Amended and Restated 1997 Stock-Based Incentive Plan which was initially adopted by the stockholders of International Multifoods Corporation in 1997. The Plan was subsequently assumed by Smucker as a result of the June 18, 2004 acquisition of Multifoods. This Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock and restricted stock units. Smucker’s Compensation Committee administers the Plan and determines the employees to whom awards are to be granted, the types of awards to be granted, the number of shares subject to each award and the other terms and conditions of each award. Following the acquisition, only former employees of Multifoods and its subsidiaries that are employed by Smucker are eligible to receive awards under the Plan. No further awards will be granted under the Plan, upon approval of The J. M. Smucker Company 2006 Equity Compensation Plan.

(5)	Upon approval of The J. M. Smucker Company 2006 Equity Compensation Plan, Proposal 3 on this year’s ballot, no further awards will be made under the Existing Plans, except that the provisions relating to the deferral of director retainers and fees under the Amended and Restated Nonemployee Director Stock Plan will continue to apply to services rendered through December 31, 2006. As of April 30, 2006, 189,020 shares are available under this Plan. Awards of performance shares and performance units granted under the 1998 Equity and Performance Plan and outstanding on the effective date of The J. M. Smucker Company 2006 Equity Compensation Plan may be converted to restricted stock under the 1998 Equity and Performance Plan, expected in June 2007, once such performance shares and performance units are earned.

      As of June 19, 2006, there were 188,533 shares remaining available for grants under the Amended and Restated Nonemployee Director Stock Plan.
      As of June 19, 2006, 2,930,928 options were outstanding with a weighted average exercise price of $36.03 and a weighted average term of approximately 5.7 years. Additionally, approximately 554,850 shares of restricted stock, restricted stock units, and the maximum possible number of restricted shares related to performance shares and performance units remain outstanding.
      Not included in the equity compensation plan table above are an additional 59,252 options at a weighted-average exercise price of $45.99, which Smucker assumed as a result of the June 18, 2004 acquisition of International Multifoods Corporation. Of this, 56,532 options are outstanding under the Amended and Restated 1986 Stock Option Incentive Plan and the Amended and Restated 1989 Stock-Based Incentive Plan. Although both of these plans have terminated and no additional awards may be granted under the plans, outstanding awards under the plans continue to be exercisable. Additionally, there are 2,720 options outstanding as the result of a 1998 consulting agreement between Multifoods and a former consultant/employee, at a weighted-average exercise price of $54.11.
ANNUAL REPORT
      The Company’s Annual Report for the fiscal year ended April 30, 2006 was mailed to each shareholder on or about July 10, 2006.
2007 SHAREHOLDER PROPOSALS
      The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for next year’s annual meeting of shareholders is March 12, 2007.
      According to the Company’s regulations, the deadline for shareholders to notify Smucker of business to be brought before next year’s annual meeting of shareholders is 60 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company. After that date, which is expected to be May 11, 2007, the notice would be considered untimely. If, however, public announcement of the date of next year’s annual meeting of shareholders is not made at least 75 days before the date of that annual meeting, the deadline for shareholders to notify the Company will then be the close of business on the tenth calendar day following the date on which public announcement of next year’s annual meeting date is first made.
OTHER MATTERS
      The Company does not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.
“HOUSEHOLDING” OF PROXY MATERIALS
      In accordance with the notices the Company has sent to registered shareholders, the Company is sending only one copy of its annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified Smucker that they want to continue receiving multiple copies. The Company understands that the brokerage community has mailed similar notices to holders of common shares who hold their shares in street name. This practice, known as “householding”, is permitted by the Securities and Exchange Commission and is designed to reduce duplicate mailings and save printing and postage costs, as well as natural resources.
      Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications, should contact their broker if they are a street name holder or, if they are a registered shareholder, should contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box A3309, Chicago, IL 60602-3309. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future may also notify their broker or Computershare Investor Services. Smucker will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667, 330-684-3838.
ELECTRONIC DELIVERY OF SMUCKER SHAREHOLDER COMMUNICATIONS
      If you are a registered shareholder and received the Company’s annual report and proxy statement by mail, Smucker encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your Smucker shareholder communications via e-mail. With your consent, the Company will stop mailing paper copies of these documents and notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your electronic delivery will be effective until you cancel it.
      To participate, you will need your Computershare account number which can be found on your Smucker dividend statement. Your account number begins with the letter C, followed by 10 digits. You can participate by accessing www.computershare.com/consent/smuckers and following the instructions provided.
      Please note that although there is no charge for accessing Smucker’s annual meeting materials online, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-800-456-1169 (within the U.S., Puerto Rico, and Canada) or 312-360-5254 (outside the U.S., Puerto Rico and Canada).
      If you hold your common shares in street name, visit www.icsdelivery.com to enroll in electronic delivery of your shareholder communications.
VOTING RIGHTS OF COMMON SHARES
      Under Article Fourth of the Company’s Amended and Restated Articles of Incorporation, the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of the shareholders except for the following specific matters:

•	any matter that relates to or would result in the dissolution or liquidation of Smucker, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise;

•	the adoption of any amendment of the articles of incorporation, or the regulations of Smucker, or the adoption of amended articles of incorporation, other than the adoption of any amendment or amended articles of incorporation that increases the number of votes to which holders of common shares are entitled or expands the matters to which Section 2(a) of Article Fourth applies;

•	any proposal or other action to be taken by the shareholders of Smucker, whether or not proposed by the shareholders of Smucker, and whether proposed by authority of the Board of Directors of Smucker or otherwise, relating to Smucker’s rights agreement or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of Smucker or any of its subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of Smucker’s assets;

•	any matter submitted to Smucker’s shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of Smucker’s outstanding shares) of the Amended and Restated Articles of Incorporation, as they may be further amended, or any issuance of common shares of Smucker for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of common shares, or the repurchase of common shares that Smucker’s Board of Directors determines is required or appropriate to be submitted to Smucker’s shareholders under the Ohio Revised Code or applicable stock exchange rules.
      On those listed matters previously stated, common shares are entitled to ten votes per share, if they meet the requirements set forth in the Amended and Restated Articles of Incorporation. Shares which would be entitled to ten votes per share include:

•	common shares beneficially owned for four consecutive years as of the June 19, 2006 record date;

•	common shares received as a result of the International Multifoods Corporation acquisition on June 18, 2004; or

•	common shares received through Smucker’s various equity plans.
      In the event of a change in beneficial ownership, the new owner of that share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The ten vote per share provisions apply to Proposal 3, Approval of The J. M. Smucker Company 2006 Equity Compensation Plan, on this year’s ballot.
      The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit proof of beneficial ownership to Smucker in order to be entitled to exercise ten votes per share.
      The foregoing is merely a summary of the voting terms of the common shares and should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in Smucker’s current Amended and Restated Articles of Incorporation. A copy of the Amended and Restated Articles of Incorporation is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

Annex A
THE J. M. SMUCKER COMPANY
2006 EQUITY COMPENSATION PLAN
      1. Purpose. The purpose of The J. M. Smucker Company 2006 Equity Compensation Plan is to attract and retain Directors, consultants, officers and other employees of The J. M. Smucker Company, an Ohio corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance.
      2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 14 of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Shares” means the shares of common stock, without par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(g) “Company” means The J. M. Smucker Company, an Ohio corporation and its successors.

(h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Incentive Awards or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Detrimental Activity” means:

(i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii) The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B) due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Effective Date” means the date that this Plan is approved by the shareholders of the Company.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Existing Plans” means the 1987 Stock Option Plan, the Amended Restricted Stock Bonus Plan, the Amended and Restated 1997 Stock-Based Incentive Plan, the 1998 Equity and Performance Incentive Plan (As Amended and Restated Effective as of June 6, 2005), the Amended and Restated Nonemployee Director Stock Plan and the Nonemployee Director Stock Option Plan.

(p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(q) “Incentive Awards” has the meaning set forth in Section 11 of this Plan.

(r) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(s) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or Incentive Awards or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The

Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or improvement in one or more of the following metrics:

(i) Profits (e.g., operating income, income from continuing operations, EBIT, EBT, net income, material margins, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(t) “Market Value per Share” means, as of any particular date, the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such day, on the next preceding trading day during which a sale occurred. If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.

(u) “Nonemployee Director” means a person who is a “nonemployee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(v) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(w) “Option Price” means the purchase price payable on exercise of an Option Right.

(x) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(y) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Nonemployee Director who receives an award under this Plan.

(z) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(bb) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(cc) “Plan” means The J. M. Smucker Company 2006 Equity Compensation Plan, as may be amended from time to time.

(dd) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ee) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ff) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares at the end of a specified period. An award of Restricted Stock Units may be described as an award of “Deferred Stock Units”.

(gg) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(hh) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ii) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.
      3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (iii) in payment of Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Nonemployee Directors, (vi) as awards contemplated by Section 10 of this Plan, or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 2,500,000 Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above.

(b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 13 of this Plan:

(i) The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,500,000 Common Shares.

(ii) Awards will not be granted under Section 9 or Section 10 of the Plan to the extent they would involve the issuance of more than 250,000 shares in the aggregate.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 600,000 Common Shares during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 200,000 Common Shares during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $4,000,000.

(iv) The maximum value of any Incentive Award that may be earned by any Participant by achievement of Management Objectives in any calendar year shall not exceed $4,000,000 in cash and shall not exceed 200,000 Common Shares.
      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.
      5. Appreciation Rights.

(a) The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights will be subject to all of the requirements contained in the following provisions:

(i) Each grant will specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in Common Shares.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant, or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed on an annual, ratable basis during the three year period.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

      7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units (which may also be referred to as Deferred Stock Units) to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(f) Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

      8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or a Change in Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.
      9. Awards to Nonemployee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units (which may also be referred to as Deferred Stock

Units) to Nonemployee Directors. Each grant of an award to a Nonemployee Director will be upon such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Nonemployee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Nonemployee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.
      10. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

(c) Share-based awards, pursuant to this Section 10, are not required to be subject to any minimum vesting period.
      11. Incentive Awards. The Board is authorized to grant Incentive Awards, which awards shall represent a conditional right to receive Restricted Stock or Restricted Stock Units upon achievement of pre-established Management Objectives, subject to the following terms and conditions:

(a) It is the intent of the Company that Incentive Awards under this Section 11 granted to persons who are Covered Employees within the meaning of Section 162(m) of the Code shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, this Section 11 shall be interpreted in a manner consistent with Section 162(m) of the Code.

(b) If the Board determines to grant Incentive Awards with respect to any one or more fiscal years, the Board shall select the Participants to be granted such awards and establish the Management Objectives, amounts payable and other terms of settlement, and all other terms of such awards. Such determinations by the Board shall be made, in the case of any Covered Employee, not later than the end of the first quarter of that fiscal year or such earlier date as may be necessary to comply with Section 162(m) of the Code.

(c) The Board shall specify whether and to what extent an Incentive Award shall be settled in shares of Restricted Stock, Restricted Stock Units or in a combination thereof at the time of grant of such award. If any Restricted Stock or Restricted Stock Units are awarded in settlement of such an Award, such Restricted Stock or Restricted Stock Units shall be subject to a restriction on transferability and a risk of forfeiture for a period extending until at least the end of the third fiscal year following the year to which such award related (except that the restrictions may lapse on an annual, ratable basis during the three-year period and the Board may accelerate the lapse of such restrictions in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control). The Board may specify additional or longer restrictions on transferability and risks of forfeiture with respect to such Restricted Stock or Restricted Stock Units.

(d) As promptly as practicable following completion of the year or other period with respect to which Management Objectives relating to Incentive Awards are to be achieved, the Board shall determine whether and to what extent such Management Objectives have in fact been achieved. All such determinations by the Board shall be made in writing. The Board may, in its discretion, increase or reduce the amounts payable in settlement of such an award after the date of grant and prior to settlement (including upon consideration by the Board of other performance criteria), except that the Committee may not exercise discretion to increase the amounts payable in settlement of such an award to a Covered Employee.

      12. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Executive Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) The Board or, to the extent of any delegation as provided in Section 12(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is a Director or an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.
      13. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration, if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.
      14. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a) A filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

(b) The occurrence of or the signing of any agreement for a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), or majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code) involving the Company and as a result of which the holders of shares of the Company prior to the transaction become, or will become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation as entitle them to exercise less than one-third of the voting power of such corporation in the election of directors;

(c) The signing of any agreement for the sale of all or substantially all of the assets of the Company;

(d) The adoption of any resolution of reorganization or dissolution of the Company by the shareholders;

(e) The occurrence of any other event or series of events, which, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company;

(f) If during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company’s shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period); or

(g) The acquisition by any person (including a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act other than the Company (or any of its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Company’s then outstanding securities, unless such acquisition is approved by the vote of at least two-thirds of the Directors of the Company then in office.
      15. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under the Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value per Share of the Common Shares on the date of such acquisition.

(d) To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
      16. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
      17. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, award contemplated by Section 9 or 10 of this Plan, Incentive Award or dividend equivalents paid with respect to awards made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and, in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or Incentive Awards or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
      18. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
      19. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
      20. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or the Base Price, as applicable. Furthermore, no Option Right or Appreciation Right will be cancelled and replaced with awards having a lower Option Price or Base Price without further approval of the shareholders of the Company. This Section 20(b) is intended to prohibit the repricing of Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(c) If permitted by Section 409A of the Code, in the case of involuntary termination of employment or termination of employment by reason of death, disability, retirement, closing of business or operation units, or elimination of job position, or in the case of unforeseeable emergency or other special circumstances (including reaching reasonable age and service requirements approved by the Board from time to time), of or relating to a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units or Incentive Awards which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 17(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units or Incentive Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d) Subject to Section 20(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 13 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

      21. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
      22. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plans, except that (i) outstanding awards granted under the Existing Plans will continue unaffected following the Effective Date; (ii) the provisions relating to the deferral of Director retainers and fees under the Amended and Restated Nonemployee Director Stock Plan shall continue to apply to services rendered through December 31, 2006; and (iii) awards of performance shares and performance units granted under the 1998 Equity and Performance Incentive Plan (As Amended and Restated Effective as of June 6, 2005) and outstanding as of the Effective Date may be converted to restricted stock under such plan once such performance shares and performance units are earned. No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
      23. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Board may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the following proposals:
 A  Proposals

1.	Election of Directors to the class whose term of office will expire in 2009.
		For	Withhold
	01 – Paul J. Dolan	☐	☐

	02 – Nancy Lopez	☐	☐

	03 – Gary A. Oatey	☐	☐

	04 – Timothy P. Smucker	☐	☐

		For	Against	Abstain
2.	Ratification of appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

		For	Against	Abstain
3.	Approval of The J. M. Smucker Company 2006 Equity Compensation Plan.	☐	☐	☐

Will Attend
Will attend meeting/number attending	☐

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
 B  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)
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Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY
Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 17, 2006
The undersigned hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 17, 2006, or at any adjournment or adjournments, and any postponement or postponements thereof.
When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals.
Please mark, sign, date, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.
If you plan to attend the meeting, please mark the indicated box on the other side of this proxy card.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on August 16, 2006.
THANK YOU FOR VOTING

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
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Least Address Line
000000000.000 ext
000000000.000 ext
000000000.000 ext
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C  1234567890      J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
The Board of Directors recommends a vote FOR the following proposals:
Proposals

1.	Election of Directors to the class whose term of office will expire in 2009.
		For	Withhold
	01 — Paul J. Dolan	☐	☐
	02 — Nancy Lopez	☐	☐
	03 — Gary A. Oatey	☐	☐
	04 — Timothy P. Smucker	☐	☐

		For	Against	Abstain
2.	Ratification of appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
		For	Against	Abstain
3.	Approval of The J. M. Smucker Company 2006 Equity Compensation Plan.	☐	☐	☐
Instructions Regarding Non-directed and/or
Unallocated Shares
(Select only one of the following options)

I wish to vote Non-directed and/or Unallocated Shares under the Plan in the same way as my Allocated Shares.	☐

I do not wish to vote Non-directed Shares or Unallocated Shares.	☐

I wish to vote Non-directed Shares or Unallocated Shares differently from my Allocated Shares and will call the Transfer Agent at (440) 239-7350 to request a separate card for that purpose.	☐
Will Attend
Will attend meeting/number attending	☐

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)
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0 0 9 3 4 9 3	1 U P X	C O Y

Proxy - THE J. M. SMUCKER COMPANY
VOTING INSTRUCTIONS
TO:
SEI Private Trust Company, Trustee (the “Trustee”) under
The J. M. Smucker Company Employee Stock Ownership Plan and Trust (the “Plan”)
AND TO:
Fidelity Management Trust Company, Trustee (the “Trustee”) under
The J. M. Smucker Company Employee Savings Plan,
The J. M. Smucker Company Orrville Represented Employee Savings Plan, and
The J. M. Smucker Company Salinas Represented Employee Savings Plan
(each referred to hereinafter as the “Plan”)
I, the undersigned, as a Participant in or a Beneficiary of one or more of the above-referenced Plans, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan(s), all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan(s) (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 17, 2006.
In addition to voting your Allocated Shares you may also use this card to vote Unallocated Shares held in the ESOP Suspense Account (“Unallocated Shares”), if applicable, and/or non-directed shares held in the savings plans as determined in accordance with the terms of the Plan(s) (“Non-directed Shares”). For more information concerning voting Unallocated Shares and Non-directed Shares, please refer to the reverse side of this card and the enclosed instructions.
The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 12:00 noon, Eastern Daylight Time, August 14, 2006, in accordance with the Plan(s).
When properly executed, this voting instruction card will be voted in the manner directed. If properly executed, but if no direction is given, this voting instruction card will be voted FOR all Proposals and for Allocated Shares only.
Please mark, sign, date, and return this voting instruction card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on August 13, 2006.
THANK YOU FOR VOTING

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the following proposals:
A    Proposals

1.	Election of Directors to the class whose term of office will expire in 2009.

	For	Withhold
01 — Paul J. Dolan	☐	☐
02 — Nancy Lopez	☐	☐
03 — Gary A. Oatey	☐	☐
04 — Timothy P. Smucker	☐	☐

2.	Ratification of appointment of Independent Registered Public Accounting Firm.	For ☐	Against ☐	Abstain ☐

3.	Approval of The J. M. Smucker Company 2006 Equity Compensation Plan.	For ☐	Against ☐	Abstain ☐

Certification of Ten-Vote Shares
 The ten vote per common share provisions stated in The J. M. Smucker Company’s Amended and Restated Articles of Incorporation apply to Proposal 3 on this voting form. In order to exercise the ten vote per common share provision, please complete the information below. Should you choose not to provide the information below, all shares represented will be counted as one vote per common share.

1.	Of the shares you are entitled to vote, the number of Smucker common shares beneficially owned by you for four consecutive years as of June 19, 2006. _____________	2.	Of the shares you are entitled to vote, the number of Smucker common shares received by you in connection with the International Multifoods Corporation acquisition in June 2004. _____________
B    Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)
■■ /■■/ ■■■■

■	0 0 9 3 4 9 4	1 U P X	C O Y

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY
Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 17, 2006
The undersigned hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 17, 2006, or at any adjournment or adjournments, and any postponement or postponements thereof.
When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals.
Please mark, sign, date, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY
PROXY

Participant:	Shares:

To:	SEI Private Trust Company, Trustee (the “Trustee”) under The J. M. Smucker Company Nonemployee Director Stock Plan (the “Plan”).
     I, the undersigned, as a Plan Participant, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions below and the provisions of the Plan, all Common Shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 17, 2006. In the event the Trustee does not receive timely voting instructions from Plan Participants, the Trustee shall vote those shares in the same proportion as shares for which the Trustee has received voting instructions.
1. Election of Directors to the class whose term of office will expire in 2009

Paul J. Dolan	For ___	Withhold ___

Nancy Lopez	For ___	Withhold ___

Gary A. Oatey	For ___	Withhold ___

Timothy P. Smucker	For ___	Withhold ___
2. Ratification of appointment of Independent Registered Public Accounting Firm

For ___	Against ___	Abstain ___
3. Approval of The J. M. Smucker Company 2006 Equity Compensation Plan

For ___	Against ___	Abstain ___

Dated ___, 2006	Signature: _______________________________________
Please note that the Trustee will vote any shares allocated to your account for which timely instructions are not received by the Trustee as may be directed by voting Plan Participants. The deadline for receiving timely instructions is 12:00 p.m., Eastern Daylight Time, August 11, 2006. Please complete, date, sign, and return in the enclosed envelope.

THE J. M. SMUCKER COMPANY
LETTER TO ALL PARTICIPANTS IN:
THE J. M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN,
THE J. M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN,
AND THE J. M. SMUCKER COMPANY SALINAS REPRESENTED EMPLOYEE SAVINGS PLAN
     Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company, which will be held on August 17, 2006. You are receiving these materials because you were a participant in one or more of the benefit plans listed above as of the June 19, 2006 record date. As a participant in one of the plans, you are also a beneficial owner of common shares of Smucker that are held in the plans. As such, you are entitled to direct the trustee under each of the plans on how to vote those shares with respect to issues being submitted to the shareholders at Smucker’s Annual Meeting. The trustee of The J. M. Smucker Company Employee Stock Ownership Plan and Trust is SEI Private Trust Company. The trustee of The J. M. Smucker Company Employee Savings Plan, The J. M. Smucker Company Orrville Represented Employee Savings Plan, and The J. M. Smucker Company Salinas Represented Employee Savings Plan is Fidelity Management Trust Company.
     The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. The letter also discusses a right that you have under the plans to provide direction to the trustee on how certain other shares should be voted that are allocated to other participants, but are not voted, or which are not yet allocated to anyone. The letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.
HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?
     As a participant in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares:
•	shares allocated to the accounts of other participants who do not themselves provide direction to the trustee on how to vote those shares (these are “non-directed shares”); and

•	if you are a participant in the Employee Stock Ownership Plan, shares in that plan that have not been allocated to participants (these are “unallocated shares”).
If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants.
     The trustee will vote shares under a particular plan based upon the direction of participants in the plan who timely return voting instruction cards like the one that is enclosed. If you are a participant in more than one plan, you will receive one voting instruction card listing the shares for all plans in which you participate.
     To direct the trustee how to vote shares allocated to your account under the plan or plans in which you participate, simply mark your choices on the back of the enclosed voting instruction card. With respect to non-directed shares and unallocated shares, you may, by marking the appropriate square on the back of the card, direct the trustee to either:
•	vote a portion of the non-directed shares and unallocated shares under a plan the same way you directed the trustee to vote your allocated shares;

•	not to vote non-directed shares and unallocated shares pursuant to your direction because you do not wish to undertake the fiduciary duties described below which arise from that direction; or

•	vote the non-directed shares and unallocated shares differently than your allocated shares, in which case you should also contact the transfer agent, Computershare Investor Services, at (440) 239-7350 to obtain another voting instruction card for that purpose.
     If you elect to direct the trustee how to vote your allocated shares and/or the non-directed shares and unallocated shares, the enclosed voting instruction card must be returned to the trustee. The address to which the card must be mailed or delivered is The J. M. Smucker Company, c/o Computershare Investor Services, P.O. Box A3800, Chicago, IL 60690-9608. In order for the trustee to be able to vote the shares at the Annual Meeting, the deadline for voting instruction cards to be received by the trustee is 12:00 noon, Eastern Daylight Time, August 14, 2006. A prepaid, addressed envelope is enclosed for you to use in returning the card.
     Your decision whether or not to direct the trustee to vote shares in the plans will be treated confidentially by the trustee and will not be disclosed to Smucker or any of its employees, officers, or directors.
VOTING RIGHTS OF SHARES
     Our Amended and Restated Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter to be considered at the meeting, except for certain matters listed in the Amended and Restated Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common shares. In that event, the new owner will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The ten-vote provisions apply to Proposal 3, Approval of The J. M. Smucker Company 2006 Equity Compensation Plan, on the ballot for this Annual Meeting.
FIDUCIARY STATUS
     Each plan participant is a “named fiduciary” (as defined in Section 402 (a) (2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card, you are accepting your designation under the plans as a named fiduciary. You should therefore exercise your voting rights prudently. You should mark, sign, date, and return the voting instruction card only if you are willing to act as a named fiduciary.
     If you direct the trustee how to vote non-directed shares and unallocated shares, you will be named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on non-directed shares, if you choose to do so.
     All questions and requests for assistance should be directed to Smucker’s shareholder relations department at (330) 684-3838.

Dear Shareholder:
      The enclosed voting instruction card permits you to give instructions on how to vote the common shares of The J. M. Smucker Company (“Smucker”) at the Annual Meeting of Shareholders to be held on August 17, 2006.
      The Company’s Amended and Restated Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter properly submitted to shareholders, except for certain matters listed in the Amended and Restated Articles of Incorporation. The reverse side of this letter sets forth the matters entitled to ten votes per share and the specific length of time you must hold these shares in order to receive ten votes per share treatment.
      On those listed matters, shareholders are entitled to exercise ten votes per common share unless there has been a change in beneficial ownership of the common share within the last four years, as of the June 19, 2006 annual meeting record date. Additionally, Smucker common shares received in connection with the acquisition of International Multifoods Corporation on June 18, 2004 are also entitled to ten votes per share. In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that common share on all matters until four years pass without a further change in beneficial ownership of the share.
      The ten vote per common share provisions apply to Proposal 3, Approval of The J. M. Smucker Company 2006 Equity Compensation Plan on this year’s ballot. In order to exercise the ten votes per common share provision, you must complete the “Certification of Ten-Vote Shares” section indicated on the voting instruction form. You will not be able to certify these ten-vote shares if voting by telephone. Should you choose not to complete the “Certification of Ten-Vote Shares” section, but have properly executed the voting instruction form, all shares represented will be counted as one vote per common share. Smucker reserves the right to request proof of beneficial ownership regarding shares you have certified which are entitled to ten votes per common share.
      Please contact our shareholder relations department at 330-684-3838 or One Strawberry Lane, Orrville, Ohio 44667 if you have any questions on certifying ten-vote shares.

Timothy P. Smucker Chairman and Co-Chief Executive Officer	Richard K. Smucker President and Co-Chief Executive Officer

Express Terms of Common Shares
Section 1. Except as expressly set forth in Section 2 of this Division II, each outstanding Common Share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action, including any vote or consent for the election or removal of directors.
Section 2. (a) Notwithstanding Section 1 of this Division II, each outstanding Common Share shall entitle the holder thereof to ten votes on each of the following matters properly submitted to the shareholders to the extent such matters (x) are required under the Ohio Revised Code, any provisions of these Amended Articles of Incorporation or the Regulations of the Company or applicable stock exchange rules, to be submitted to the shareholders for their vote, consent, waiver or other action or (y) are submitted or presented to the shareholders for their vote, consent waiver or other action: (1) any matter that relates to or would result in the dissolution or liquidation of the Company, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise, (2) the adoption of any amendment to these Amended Articles of Incorporation, or the Regulations of the Company, or the adoption of Amended Articles of Incorporation, other than the adoption of any amendment or Amended Articles of Incorporation that increases the number of votes to which holders of Common Shares are entitled or expand the matters to which this Section 2(a) applies, (3) any proposal or other action to be taken by the shareholders of the Company, whether or not proposed by the shareholders of the Company, and whether proposed by authority of the Board of Directors or otherwise, relating to the Rights Agreement, dated as of April 22, 1999, as amended on August 28, 2000, and as it may be further amended from time to time pursuant to its terms, or any successor plan, (4) any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement or agreement, (5) adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of the Company or any subsidiary with or into any other person, whether domestic or foreign, corporate, or noncorporate, or the authorization of the lease, sale, exchange, transfer or other disposition of all, or substantially all, of the Company’s assets, (6) any matter submitted to the shareholders pursuant to Article Fifth or Article Seventh of these Amended Articles of Incorporation, as they may be further amended, or any issuance of shares of the Company for which shareholder approval is required by applicable stock exchange rules or (7) any matter relating to the issuance of shares of the Company, or the repurchase of shares of the Company that the Board of Directors determines is required or appropriate to be submitted to the shareholders under the Ohio Revised Code or applicable stock exchange rules, except that:

(i) no holder of Common Shares shall be entitled to exercise more than one vote on any such matter in respect of any Common Share with respect to which there has been a change in beneficial ownership following the Effective Time of the Merger (as such terms are defined in the Agreement and Plan of Merger, dated as of October 9, 2001, as it may be amended from time to time (the “Merger Agreement”), by and among The Procter & Gamble Company, The Procter & Gamble Ohio Brands Company and the Company) and during the four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any such action; and

(ii) no holder shall be entitled to exercise more than one vote on any such matter in respect of any Common Share if the aggregate voting power such holder otherwise would be entitled to exercise as of the date of such a determination (disregarding the voting power of any Common Shares held by such holder on August 20, 1985 or acquired by such holder in a transaction not involving any change in beneficial ownership by reason of Section 2 (c) of this Division II) would constitute one-fifth or more of the voting power of the Company and the holders of the Common Shares have not authorized the ownership of Common Shares by such person as and to the extent contemplated by Article Seventh hereof.
(b) A change in beneficial ownership of an outstanding Common Share shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such Common Share, (2) investment power, which includes the power to direct the sale or other disposition of such Common Share, (3) the right to receive or retain the proceeds of any sale or other disposition of such Common Share, or (4) the right to receive any distributions, including cash dividends, in respect of such Common Share.

(A) In the absence of proof to the contrary provided in accordance with the procedures referred to in Section 2 (d) of this Division II, a change in beneficial ownership shall be deemed to have occurred whenever a Common Share is transferred of record into the name of any other person.

(B) In the case of a Common Share held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures referred to in Section 2 (d) of this Division II that there has been no change in the person or persons who direct the exercise of the rights referred to in clauses (b)(1) through (b)(4) of Section 2 of this Division II with respect to such Common Share during the period of four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

(C) In the case of a Common Share held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

(D) In the case of Common Shares beneficially owned by a person or group of persons who, after acquiring directly or indirectly the beneficial ownership of five percent of the outstanding Common Shares, failed to notify the Company of such ownership, a change in beneficial ownership of such Common Shares shall be deemed to occur on each day while such failure continues.
(c) Notwithstanding anything in this Section 2 of this Division II to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

(1) any event that occurred prior to August 20, 1985 or pursuant to the terms of any contract (other than a contract for the purchase and sale of Common Shares contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence on such date to which any holder of Common Shares is a party;

(2) any transfer of any interest in a Common Share pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article Fourth;

(3) any change in the beneficiary of any trust, or any distribution of a Common Share from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(4) any appointment of a successor trustee, agent, guardian or custodian with respect to a Common Share if neither such successor has nor its predecessor had the power to vote or to dispose of such Common Share without further instructions from others;

(5) any change in the person to whom dividends or other distributions in respect of a Common Share are to be paid pursuant to the issuance or modification of a revocable dividend payment order; or

(6) any issuance of a Common Share by the Company or any transfer by the Company of a Common Share held in treasury unless otherwise determined by the Board of Directors at the time of authorizing such issuance, or transfer, including without limitation those Common Shares issued pursuant to the Merger Agreement.
(d) For purposes of Section 2 of this Division II, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Company or, at any time when a transfer agent is acting with respect to the Common Shares, by such transfer agent on the Company’s behalf. Written procedures designed to facilitate such determinations shall be established by the Company and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the Common Shares coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the Common Shares.
(e) In the event of any stock split or stock dividend with respect to the Common Shares, each Common Share acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the Common Share, with respect to which such Common Share was distributed, was acquired.
Section 3. No reference to any matter in this Division II shall be deemed to entitle any shareholder of the Company the right to vote thereon, consent thereto, grant a waiver or release in respect thereof, or take any other action with respect thereto.
Section 4. Each Common Share, whether at any particular time the holder thereof is entitled to exercise ten votes or one vote pursuant to Section 2 of this Division II, shall be identical to all other Common Shares in all respects, and together the Common Shares shall constitute a single class of shares of the Company.